UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MBIA Inc.
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MBIA Inc.	Charles R. Rinehart
1 Manhattanville Road	Chairman
Suite 301	William C. Fallon
Purchase, NY 10577	Chief Executive Officer
914-273-4545

March 23, 2023

Dear Owners:

You are cordially invited to attend the annual meeting of MBIA shareholders (the “Annual Meeting”) on Wednesday, May 3, 2023 beginning at 10:00 a.m. EDT. Consistent with Connecticut General Statutes, we will adopt a virtual format for our Annual Meeting to enable universal access and a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2023. For further information on how to participate in the Annual Meeting via live webcast, please consult the accompanying Notice of Annual Meeting of Shareholders and in the section captioned “General Information – How it Works” on page 1 of this Proxy Statement.

Our agenda for this year’s meeting is for shareholders to:

•	vote on the election of Directors;

•	express their opinion, on an advisory basis, on executive compensation;

•	ratify the selection of independent auditors for 2023; and

•	express their opinion, on an advisory basis, on the frequency of future advisory votes on executive compensation.

After the formal agenda is completed, we will be happy to answer any questions you may have. This year, the shareholder Q&A session will feature questions submitted both live and in advance. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with the control number (“Control Number”) found next to the label for postal mail recipients or within the body of the email sending you the Proxy Statement. Live questions may be submitted online beginning shortly before the start of the Annual Meeting.

Even if you do not plan to participate in the annual meeting, we urge you to vote your shares. Instructions for using all of the available voting options are included in the enclosed proxy statement.

We appreciate your continued support on these matters and look forward to seeing you at the meeting.

Very truly yours,

Charles R. Rinehart Chairman	William C. Fallon Chief Executive Officer

MBIA Inc.

Notice of Annual Meeting of Shareholders

and Proxy Statement

Dear Shareholders:

We will hold the 2023 Annual Meeting of MBIA Inc. (“MBIA” or the “Company”) Shareholders (the “Annual Meeting”) on Wednesday, May 3, 2023 beginning at 10:00 a.m. EDT. Consistent with Connecticut General Statutes, we have again adopted a virtual format for our Annual Meeting to enable universal access and a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2023. Our agenda for this year’s meeting is for shareholders to:

1.	elect seven Directors for a term of one year, expiring at the 2024 Annual Meeting;

2.

express their opinion, on an advisory basis, on the compensation paid to the Company’s named Executive Officers (“NEOs”) as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including under the “Compensation discussion and analysis” and “Executive compensation tables” sections of the proxy statement;

3.	ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2023;

4.	express their opinion, on an advisory basis, on the frequency of future advisory votes on executive compensation; and

5.	transact any other business as may properly come before the meeting.

These items are more fully described in the following pages.

This year, we have again elected to adopt the SEC rules that allow companies to furnish proxy materials to their shareholders over the Internet. The Notice of Internet Availability of Proxy Materials (the “Notice”) provided to shareholders contains instructions on how to access our 2022 Annual Report to Shareholders and proxy materials for the 2023 Annual Meeting online, how to request a paper copy of these materials and how to vote your shares. We expect to furnish the Notice to shareholders and make proxy materials available beginning on or about March 23, 2023.

The Notice provides instructions regarding how to view our proxy materials for the 2023 Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and vote, you will need to visit www.proxyvote.com and have available the 16-digit control number(s) contained on your Notice. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them or you own shares of MBIA Inc. in the MBIA Inc. 401(k) Plan or MBIA Inc. Non-Qualified Retirement Plan. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before April 21, 2023. To request paper copies, shareholders can go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. When requesting materials by email, please send a blank email with your 16-digit control number(s) (located on the Notice) in the subject line. A certified list of shareholders will be available for inspection beginning two days following the date of this Notice at www.proxyvote.com by logging in with your 16-digit control number(s) and during the Annual Meeting at www.virtualshareholdermeeting.com/MBI2023 on the link marked “Registered Shareholder List”.

You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions under “General information––Voting” to vote your shares using the Internet. After submitting your vote, follow the prompts to sign up for electronic delivery.

Sincerely,

Jonathan C. Harris
Secretary

1 Manhattanville Road

Suite 301

Purchase, New York 10577

March 23, 2023

The enclosed proxy is solicited on behalf of the Board of Directors of MBIA Inc., for use at the Annual Meeting of shareholders to be held on Wednesday, May 3, 2023 at 10:00 a.m. EDT, or at any adjournment or postponement of the Annual Meeting, for purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. Consistent with Connecticut General Statutes, we have adopted a virtual format for our Annual Meeting to provide universal access and a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2023.

General information

How it works. The Board of Directors of the Company is soliciting shareholders’ proxies in connection with the Annual Meeting of Shareholders to be held on Wednesday, May 3, 2023 at 10:00 a.m. EDT. Consistent with Connecticut General Statutes, we have adopted a virtual format for our Annual Meeting to enable universal access and a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2023. Only shareholders of record at the close of business on March 10, 2023 may vote at the Annual Meeting. As of March 10, 2023, there were 54,964,541 shares of our common stock (which is our only class of voting stock) outstanding and eligible to be voted. Treasury shares (including National Public Finance Guarantee Corporation’s MBIA Inc. shares) are not voted. Each shareholder has one vote for each share of MBIA common stock owned on the record date for all matters being voted on at the Annual Meeting. A certified list of shareholders will be available for inspection beginning two days following the date of the Notice at www.proxyvote.com by logging in with your 16-digit control number(s) and during the Annual Meeting at www.virtualshareholdermeeting.com/MBI2023 on the link marked “Registered Shareholder List”.

A quorum is constituted by the participation, either remotely via live webcast, or by proxy, of holders of our common stock representing a majority of the number of shares of common stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

Voting. If you hold shares in more than one account (e.g., you are a shareholder of record, own shares in the Company’s 401(k) Plan or Non-Qualified Retirement Plan, and beneficially own shares in one or more personal brokerage accounts, or any combination of the foregoing), you may receive more than one Notice and/or proxy card. Accordingly, in order to vote all of your shares, you will need to vote more than once by following the instructions on each of the items you receive.

You may vote using the following methods:

Internet. You may vote on the Internet up until 11:59 PM EDT the day before the meeting by going to the website for Internet voting on the Notice or proxy card (www.proxyvote.com) and following the instructions on the website. Have your Notice or proxy card available when you access the web page. If you vote over the Internet, you should not return your proxy card.

Telephone. If you received your proxy materials by mail, or if you received a Notice and requested a paper copy of the materials, you may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day up until 11:59 PM EDT the day before the Annual Meeting, and following the prerecorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card. Notice recipients should first visit the Internet site listed on the Notice to review the proxy materials before voting by telephone.

Mail. If you received your proxy materials by mail, or if you received a Notice and requested a paper copy of the materials, you may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided or as directed on the voting instruction form so that it arrives before the Annual Meeting.

Participation in Annual Meeting via live webcast. You may participate in the Annual Meeting via live webcast and cast your vote online during the Annual Meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/MBI2023.

You can revoke your proxy at any time before the Annual Meeting. If your shares are held in street name, you must follow the instructions of your broker to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise the Secretary in writing that you are revoking your proxy, deliver later-dated proxy instructions, use the phone or online voting procedures or participate in the Annual Meeting via live webcast and vote online during the Annual Meeting prior to the closing of the polls. Unless you decide to attend the Annual Meeting via live webcast and vote your shares during the Annual Meeting after you have submitted voting instructions, we recommend that you revoke or amend your prior instructions in the same way you initially gave them – that is, by Internet, telephone, or mail. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as our Board recommends.

If your shares are held in street name, you may receive voting instructions from the holder of record. If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Brokers do not have discretionary authority to vote on the election of Directors (Proposal 1) or the advisory vote on NEO compensation (Proposal 2). Please instruct your broker so your votes can be counted.

Dissenters’ rights. Under Connecticut law, dissenters’ rights are not available with respect to the matters included in the formal agenda for the 2023 Annual Meeting of Shareholders.

Miscellaneous. The cost to prepare and mail these proxy materials will be borne by the Company. Proxies may be solicited by mail, in person or by telephone by Directors, officers and regular employees of the Company without extra compensation and at the Company’s expense. The Company will also ask bankers and brokers to solicit proxies from their customers holding shares of MBIA common stock and will reimburse them for reasonable expenses.

A copy of the Company’s Annual Report on Form 10-K is available on the Company’s website, www.mbia.com, under the “SEC Filings” link or by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Summary of Board of Director Nominees

The following table provides summary information about each Director nominee. See page 51 for more information about each Director and the Company’s Proposal 1: Election of Directors.

Name	Director Since	Independent	Committees
			E	FR	CG	A

Diane L. Dewbrey Former Chair of the Board of Enventis, Inc.	2018	Yes		•	•	•

William C. Fallon CEO of MBIA Inc.	2017	No	•

Steven J. Gilbert Chairman of the Board of Gilbert Global Equity Partners, L.P.	2011	Yes	•	•	C	•

Janice L. Innis-Thompson SVP, Corporate Litigation and Legal Operations of Nationwide Mutual Insurance Company	2021	Yes		•	•	•

Charles R. Rinehart Former CEO and Chairman of HF Ahmanson & Co.	2008	Yes	C	•	•	•

Theodore Shasta Former SVP and Partner of Wellington Management Company	2009	Yes	•	•	•	C

Richard C. Vaughan Former EVP and CFO of Lincoln Financial Group	2007	Yes	•	C	•	•

E: Executive, FR: Finance and Risk, CG: Compensation and Governance, A: Audit

●: Member, C: Chair

Board of Directors corporate governance

The Board of Directors and its committees

The Board of Directors supervises the overall affairs of the Company. To assist it in carrying out these responsibilities, the Board has delegated authority to the three regular committees described below, as well as the Executive Committee on an as-needed basis. The Board of Directors met five times in regular sessions during 2022. The Board of Directors has regularly scheduled non-management Director meetings. Pursuant to the MBIA Inc. Board Corporate Governance Practices (the “Board Practices”), each Director is expected to attend at least 75% of all Board meetings and committee meetings of which that Director is a member, on a combined basis. All of the Directors met this requirement in 2022. The Board Practices can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link, and are available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. Pursuant to the Board Practices, Directors are required to attend annual shareholder meetings, barring unusual circumstances. The 2022 Annual Meeting was attended by each of the Company’s Directors.

Regular Board committees. Each regular Board committee and the Executive Committee has a charter, which can be found on the Company’s website, www.mbia.com, under the “Corporate Responsibility and Governance” link, and is available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. The committees are described below.

Executive Committee. The Executive Committee, which at year-end consisted of Messrs. Rinehart (Chair), Fallon, Gilbert, Shasta and Vaughan, did not meet during 2022. This Committee is authorized to exercise powers of the Board during intervals between Board meetings, subject to limitations set forth in the By-Laws of the Company and the Committee’s Charter.

Finance and Risk Committee. The Finance and Risk Committee, which at year-end consisted of Messrs. Vaughan (Chair), Rinehart, Gilbert and Shasta, and Mss. Dewbrey and Innis-Thompson, met four times in regular sessions during 2022. This Committee assists the Board in monitoring the Company’s (i) proprietary investment portfolios, (ii) capital and liquidity, (iii) exposure to changes in market value of assets and liabilities, (iv) credit exposures in the insured portfolios, and (v) financial risk management policies and procedures, including regulatory requirements and limits.

Compensation and Governance Committee. The Compensation and Governance Committee (the “C&G Committee”), which at year-end consisted of Messrs. Gilbert (Chair), Rinehart, Shasta and Vaughan, and Mss. Dewbrey and Innis-Thompson, met five times in regular sessions during 2022. In accordance with the C&G Committee Charter, the provisions of Rule 10C-1(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange (the “NYSE”), the Board of Directors has affirmatively determined that each of the C&G Committee members is independent. As part of its specific role, the C&G Committee is responsible for (i) setting the overall compensation principles of the Company, (ii) overseeing executive compensation, (iii) reviewing the Company’s compensation and benefits program, (iv) overseeing the retention of the Committee’s advisers, (v) overseeing significant organizational and personnel matters, (vi) determining the membership, size and composition of the Board, (vii) setting Directors’ compensation, (viii) selecting Directors to serve on the Board committees, and (ix) developing corporate governance principles and practices. The Board approves the CEO’s compensation level and approves the recommendations of the C&G Committee for the other NEOs’ compensation levels. Since 2005, the C&G Committee has retained compensation consulting firms to assist and advise it in conducting reviews of the Company’s compensation plans for appropriateness and to assess the competitiveness of the Company’s compensation levels relative to market practice.

Compensation and Governance Committee interlocks and insider participation. No member of the C&G Committee has ever been an officer or employee of the Company or any of its subsidiaries. During 2022, no NEO served as a Director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers is or has been a Director of the Company or a member of the Company’s C&G Committee.

Audit Committee. The Audit Committee, which at year-end consisted of Messrs. Shasta (Chair), Gilbert, Rinehart and Vaughan, and Mss. Dewbrey and Innis-Thompson, met five times in regular sessions during 2022. In accordance with the Audit Committee Charter and the listing standards of the NYSE, each of the Audit Committee members is independent. In addition, the Board has designated Mss. Dewbrey and Innis-Thompson, and Messrs. Gilbert, Rinehart, Shasta and Vaughan as the “audit committee financial experts” (as defined under applicable Securities and Exchange Commission (“SEC”) rules) on the Audit Committee. This Committee assists the Board in monitoring the (i) integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) qualifications and independence of the Company’s independent auditor, (iii) performance of the Company’s internal audit function and independent auditor, (iv) Company’s compliance policies and procedures and its compliance with legal and regulatory requirements, and (v) performance of the Company’s operational risk management function which includes protecting the enterprise from cyber risks.

Process for Director searches

With the Company’s operating subsidiaries in runoff, and not expected to resume new business activities, it is not expected that the Company will need or seek to add additional Directors. Should any of the current Directors not be re-elected, or voluntarily resign, potential Director nominees will be selected in light of the Board’s needs at the time, with reference to the importance the Company places on having a diverse Board reflecting a range of skills, backgrounds and personal characteristics. More specifically, the C&G Committee assesses potential nominees based on his, her or their relevant business and other skills and experience; personal character and judgment; diversity of experience; self-identified specific diversity characteristics in accordance with the Board Practices; ability to devote significant time to Board activities; independence; financial literacy; and knowledge of and familiarity with the Company’s businesses.

The C&G Committee uses both referrals and third-party search firms to assist in identifying and evaluating potential nominees for election as directors. Potential candidates are first reviewed and evaluated by the Chair of the C&G Committee. If the Chair of the C&G Committee concludes that a candidate merits further consideration, then one or more other members of the C&G Committee designated by the Chair will interview the candidate and decide whether the candidate should be interviewed by other board members. Potential nominees are then interviewed by all of the other members of the C&G

Committee, the Chairman of the Board and by the CEO prior to any recommendation to the Board that the potential nominee be nominated or elected as a Director by the Board.

The Board Practices provide that Director candidates may be identified by the Company’s Board of Directors or a corporate shareholder. Shareholders may recommend a potential nominee by sending a letter to the Company’s Corporate Secretary at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. No potential nominees were recommended by shareholders in 2022.

Consideration of Board diversity. The Board Practices include guidelines for selecting Directors, pursuant to which Board selections should reflect sensitivity to diversity. We believe that diversity among members of the Board is important to optimize its ability to perform its duties. Accordingly, in recommending nominees, the C&G Committee considers a wide range of individual perspectives and backgrounds in addition to diversity in professional experience and training. Under the Board Practices, in selecting nominees for the Board, the Board seeks a combination of active or former senior business executives of major complex businesses (from different industry sectors), leading academics, and individuals with substantial records of business achievement, government service or other leadership roles in the not-for-profit sector, including individuals with specific knowledge and experience relevant to the Company’s business. In addition, the C&G Committee strives to promote a Board that reflects the diversity and values of our key constituencies (clients, employees, business partners and shareholders), including individuals’ self-identified gender and ethnicity. These guidelines for selecting candidates for nomination to the Board promote diversity among the Directors, and the C&G Committee and the Board evaluate the composition of the Board in order to assess the effectiveness of the guidelines. The results of these evaluations inform the process for identifying candidates for nomination to the Board. As set forth below in their biographies, we continue to believe that the proposed slate of Board of Director nominees possess diverse skill sets, and broad experience across the insurance, banking, auditing and strategic planning industries, that will help guide the Company in its current business environment.

Board leadership structure

The offices of Chairman of the Board and CEO of the Company are separate. The Chairman is responsible for presiding over meetings of the Board and the Company’s shareholders and performing such other duties as directed by the Board. The CEO is responsible for formulating policy and strategic direction for the Company and executing the Company’s business plan and strategy under plans approved by the Board, providing management of the Company’s day-to-day operations, hiring, directing and retaining senior management, serving as spokesperson for the Company and performing such other duties as directed by the Board or required by law.

Given that the roles of CEO and Chairman are well defined, the Board does not believe there is a risk of confusion or duplication between the two positions.

Board and Board committee roles in risk oversight

The Board and its committees oversee various risks faced by the Company and its subsidiaries. The Board regularly evaluates and discusses risks associated with strategic initiatives, and the CEO’s risk management performance is one of the criteria used by the Board in evaluating the CEO. On an annual basis, the Board also evaluates and approves the Company’s Risk Management and Tolerance Policy. The purpose of the Risk Management and Tolerance Policy is to set the policy that defines the risks the Company is willing to accept in pursuit of its goal of optimizing long term risk adjusted value for shareholders. The Board’s Audit Committee and its Finance and Risk Committee also play an important role in overseeing different types of risks.

The Audit Committee oversees risks associated with financial and other reporting, auditing, legal and regulatory compliance, and risks that may otherwise result from the Company’s operations, including cybersecurity risk. The Audit Committee oversees these risks by monitoring (i) the integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditor, (iv) the Company’s compliance policies and procedures and its compliance with legal and regulatory requirements, and (v) the performance of the Company’s operational risk management function. In connection with its oversight of cybersecurity risk, the Audit Committee receives semi-annual, or more frequent as appropriate, briefings from the Company’s senior management and Enterprise Security Council concerning, among other topics, the implementation of the Company’s Cybersecurity Policy, its ongoing training to prevent, identify and react to security incidents, periodic vulnerability assessments performed by outside vendors, and Internal Audit’s periodic reviews of MBIA’s data security policies and procedures.

The Finance and Risk Committee oversees the Company’s credit risk governance framework, market risk, liquidity risk and other material financial risks. The Finance and Risk Committee oversees these risks by monitoring the Company’s (i) proprietary investment portfolios, (ii) capital and liquidity, (iii) exposure to changes in the market value of assets and liabilities, (iv) credit exposures in the insured portfolios, and (v) financial risk management policies and procedures, including regulatory requirements and limits. The Finance and Risk Committee’s responsibilities help manage risks associated with the Company’s investment and insured portfolios, liquidity and lines of business.

At each regular meeting of the Board, the Chairs of each of these committees report to the full Board regarding the meetings and activities of the committee.

Board Management of Environmental & Social Responsibility

MBIA recognizes and embraces its responsibilities to the environment and to the promotion of social welfare, and its Board has adopted those goals as priorities as well. The Company has long and comprehensively assessed the impact of environmental risk on its insured portfolios, regularly reporting to the Board on these risks. The Company has also demonstrated a strong commitment to environmental and social responsibility, though the nature of its business, small size and current operations provide management with limited opportunities to improve upon that record. The Company’s Risk Oversight Committee, which includes its CEO, a member of the Board, regularly reviews and implements policies and decisions related to environmental and social governance risks.

Environmental Risk Management

As a financial guaranty insurance company with only 75 employees (as of December 31, 2022) and a single corporate location dedicated entirely to analytical and administrative functions, MBIA has a very limited impact on the environment. Nonetheless, the Company is committed to responsible stewardship of the environment wherever feasible and has taken actions such as encouraging a move toward a paperless office, investing heavily in the imaging of its corporate records, and implementing the SEC’s Notice and Access program for electronic disclosure resulting in a significantly reduced number of printed disclosures produced each year.

Climate Change Risk Management

As part of its Enterprise Risk Management framework, MBIA has identified climate change as a risk to its insured portfolio of public finance credits. While the Company’s insurance subsidiaries are no longer writing new business and therefore do not need to assess climate risk in the context of underwriting decisions, the significant majority of MBIA’s outstanding insured exposure is to U.S. municipalities, which will take decades to run off and are subject to both direct and indirect effects of climate change including an increasing risk to severe weather events. In response to these threats, MBIA’s risk management and insured portfolio management groups have identified the sectors of the insured portfolio that are particularly vulnerable to the impacts of climate change and factor these risks into internal ratings, frequency of review and potential remedial action.

Social Risk Management and Employment Policies

MBIA is committed to promoting social welfare – for its employees, the communities in which they live and work, and the citizens in the municipalities that benefit from its insurance. It is MBIA’s policy to ensure equal employment opportunity for all job applicants and employees with regard to all personnel-related matters, including, but not limited to recruitment, hiring, placement, promotion, compensation, benefits, transfers and training and all other terms and conditions of employment. In all such activities, MBIA’s Equal Employment Opportunity and Non-Discrimination and Anti-Harassment Policy prohibits discrimination or harassment against any persons because of age, gender (including gender identity or gender expression), sex, race, color, religion, creed, marital status, sexual orientation, pregnancy, disability, national origin, alien or citizenship status, genetic predisposition or carrier status, military or veteran status, or any other characteristic protected by law. MBIA prohibits retaliation or adverse employment action against any individual who, in good faith, reports discrimination or harassment or participates in an investigation of such reports.

MBIA reasonably accommodates employees and applicants with disabilities (including temporary disabilities), those who are pregnant, nursing mothers, and those with sincerely held religious beliefs, in accordance with applicable law. MBIA offers its employees a comprehensive compensation and benefits package that includes a competitive salary and an annual cash performance bonus, paid time-off benefits, health and welfare voluntary benefits that include medical and dental insurance, a health savings account that includes a company match to employee contributions, and supplemental life insurance.

MBIA‘s corporate mission has long included enhancing the strength and vitality of communities, whether through offering its insurance product, which reduces the borrowing cost of towns, cities and municipalities, or through the sponsorship of many diverse philanthropic efforts. In 2001, MBIA formed the MBIA Foundation, a 501(c)(3) tax-exempt organization, whose mission is to help improve the quality of life in the communities where the Company conducts business and where its employees live and work. Since inception, the MBIA Foundation has paid out over $23 million in matching gifts, almost $16 million in grants to community organizations and over $450,000 in service grants in support of employees’ volunteer efforts. The MBIA Foundation has also been active in supporting disaster relief efforts through direct donations from the Foundation and by increasing the customary match of 2:1 to 4:1 to further encourage employee donations. Additionally, MBIA promotes employee volunteerism through its annual company-wide days of service and various volunteer initiatives. The MBIA Foundation is expected to be legally wound down in 2023.

Shareholder communications

Shareholders or interested parties wishing to communicate with our Chairman or with the non-management Directors as a group may do so by submitting a communication in a confidential envelope addressed to the Chairman or the non-management Directors, in care of the Company’s Corporate Secretary, 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Company Standard of Conduct

The Company has adopted a Standard of Conduct that applies to all Directors and employees, including the Chief Executive Officer, Chief Financial Officer and Controller, and certain third parties. The Standard of Conduct, which also constitutes a code of ethics as that term is defined in Item 406(b) of Regulation S-K, can be found on the Company’s website, www.mbia.com, under the “Corporate Responsibility and Governance” link, and is available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. The Company intends to satisfy the disclosure requirements of Form 8-K regarding an amendment to, or waiver from, an element of its code of ethics enumerated in Item 406(b) of Regulation S-K by posting such information on the Company’s website, www.mbia.com, under the “Corporate Responsibility and Governance” link.

Independent Directors’ compensation

Directors’ retainer and meeting fees. In 2022, the Company paid Directors who are not Executive Officers an annual retainer fee of $75,000 plus an additional $2,000 for attendance at each Board meeting and each meeting of each committee on which they served (and $1,000 for each special telephonic meeting). The Company also paid each Committee Chair an annual Committee Chair retainer of $25,000. The Chairman is paid an additional retainer of $125,000. New Directors are paid a fee of $2,000 for each day of orientation.

An eligible Director may elect annually to receive retainer and meeting fees either in cash or in shares of MBIA Inc. common stock on a quarterly basis with no deferral of income, or to defer receipt of all or a portion of such compensation until a time following termination of such Director’s service on the Board. A Director electing to defer compensation may choose to allocate deferred amounts to either a hypothetical investment account (the “Investment Account”), or a hypothetical share account (the “Share Account”), which have been set up to credit such deferred payments. Such deferral elections are made under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan (the “Plan”).

Amounts allocated to the Investment Account are credited to a hypothetical money market account. Amounts allocated to the Share Account are converted into share units with each such unit representing the right to receive a share of MBIA common stock at the time or times distributions are made under the Plan. Dividends are paid as stock units each quarter if applicable. Distributions of amounts allocated to the Share Account are made in shares of common stock.

Directors’ restricted stock grants. In addition to the annual cash fees payable to Directors for 2022, the Company also granted Directors an award of time-based restricted stock in 2022 with a value of $100,000 at the time of grant. New Directors elected to the Board also receive a one-time grant of restricted stock with a value of $100,000 at the time of grant. The Directors’ restricted stock grants are awarded under the Amended and Restated MBIA Inc. Omnibus Incentive Plan (the “Omnibus Plan”) (formerly the MBIA Inc. 2005 Omnibus Incentive Plan), which is a shareholder approved compensation plan.

The restricted stock granted in 2022 is subject to a one-year restricted period during which the shares are subject to forfeiture restrictions and restrictions on transferability. The restricted period applicable to a restricted stock award will lapse and the shares will become freely transferable prior to the first anniversary of the date of the restricted stock grant upon the earlier of: (i) the death or disability of a participating Director, (ii) a change of control in the Company as defined in the Omnibus Plan, (iii) the Company’s failure to nominate a participating Director for re-election, or (iv) the failure of the shareholders to elect a participating Director at any shareholders meeting. Unless otherwise approved by the Compensation Committee, if a participating Director leaves the Board for any reason other than the foregoing at any time prior to the first anniversary of the date of the restricted stock grant, the restricted stock will revert back to the Company. During the restricted period, a participating Director receives dividends, if applicable, with respect to, and may vote the restricted shares.

Directors’ total compensation components. Directors’ compensation for 2022 consisted of the following components. There was no change from 2021.

Directors’ total compensation components	2022

Board Annual Retainer	$75,000

Committee Chair Retainer	$25,000

Chairman Retainer	$125,000

Board & Committee Meeting Fee (per meeting)	$2,000

Special Telephonic Meeting Fee (per meeting)	$1,000

New Director Orientation Fee (per day)	$2,000

Annual Restricted Stock Grant	$100,000

New Director Restricted Stock Grant	$100,000

Directors’ total compensation for 2023. No change to Director compensation is expected for 2023.

Directors’ total compensation earned or paid in 2022. The amounts shown below represent compensation earned or paid and stock awarded in 2022 for each of the Directors. The Company does not provide perquisites to its Directors.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total Compensation ($)

Diane L. Dewbrey	113,000	100,000	50,000	263,000

Steven J. Gilbert	138,000	100,000	62,004	300,004

Janice L. Innis-Thompson	126,500	100,000	73,300	299,800

Charles R. Rinehart	263,000	100,000	60,000	423,000

Theodore Shasta	138,000	100,000	85,500	323,500

Richard C. Vaughan	138,000	100,000	74,101	312,101

(1)	The amounts shown include the payment and deferral of Directors’ retainer and meeting fees.

(2)

The amounts shown represent the grant date value of the time-based restricted stock awards, computed in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718.

(3)

The amounts shown represent matching gift company contributions made in 2022 by the MBIA Foundation. In 2022, the MBIA Foundation matched charitable contributions on a 2:1 basis during most of the year, and then on a special 8:1 basis at the end of the year in connection with its anticipated wind-down in 2023. The individual contribution annual limit was $20,000 for purposes of matching at the 2:1 ratio, with up to $40,000 per calendar year in matching funds. An individual contribution limit of $5000 for purposes of the special 8:1 match allowed for up to an additional $40,000 in matching funds. Amounts shown may exceed the annual limit in instances of a matching gift contribution approved at year-end but paid in the following year. All full-time employees and Directors were eligible to participate.

Directors’ deferred compensation balances and equity holdings as of December 31, 2022. The following table shows restricted stock holdings as of December 31, 2022. Amounts shown are based on $12.85 per share, the closing fair market value of the shares on December 31, 2022.

Name	Restricted Stock Holdings (#)	Restricted Stock Holdings ($)

Diane L. Dewbrey	8,361	107,439

Steven J. Gilbert	33,876	435,307

Janice L. Innis-Thompson	8,361	107,439

Charles R. Rinehart	33,876	435,307

Theodore Shasta	33,876	435,307

Richard C. Vaughan	33,876	435,307

As described under “Directors’ retainer and meeting fees” above, a Director may choose to allocate deferred retainer and meeting fees to either an Investment Account or a Share Account. There are no Directors with account balances under an Investment or Share Account.

Executive Officer Directors. Mr. Fallon received no compensation for his services as a Director during 2022.

Directors’ stock ownership guidelines. The Company has Director stock ownership guidelines to align Directors’ interests with those of our shareholders. Under these guidelines, within four years of first being elected, a Director is expected to own Company stock worth approximately five times their annual retainer. This includes shares of MBIA common stock held directly, common stock equivalent deferral units held under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan and restricted stock awarded to directors. Five out of our six Directors have exceeded the Company’s stock ownership guidelines for Directors. The remaining Director was appointed in 2021 and is on track to meet the ownership guidelines.

Audit Committee report

The Audit Committee is composed of six Independent Directors who are not employees or officers of the Company. In the business judgment of the Board, these Directors are free of any relationship that would interfere with their independent judgments as members of the Audit Committee.

This report of the Audit Committee covers the following topics:

1.	Respective roles of the Audit Committee, Company management and the Independent Registered Public Accounting Firm (“Independent Auditors”)

2.	2022 Activities

3.	Limitations of the Audit Committee

1. Respective roles of the Audit Committee, Company management and the Independent Auditors

We are appointed by the Board of Directors of the Company to monitor (i) the integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditor, (iv) the Company’s compliance policies and procedures and its compliance with legal and regulatory requirements and (v) the performance of the Company’s operational risk management function which includes protecting the enterprise from cyber risk. We also recommend to the Board of Directors the selection of the Company’s outside auditors.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the Company’s Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The independent auditors, PricewaterhouseCoopers LLP (“PwC”), are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion with respect to the fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and the effectiveness of internal control over financial reporting.

2. 2022 Activities

In performing our oversight role for 2022, we have:

•	considered and discussed the audited financial statements for 2022 with management and the independent auditors;

•

discussed and reviewed all communication with the auditors, as required by PCAOB Auditing Standard No. 16, “Communications with Audit Committees” and SEC Rule 2-07, “Communication with Audit Committees.” We have received a letter from the independent auditors as required by PCAOB Rule 3526, “Communications with Audit Committees Concerning Independence.” In connection with this requirement, PwC has not provided to the Company any information technology consulting services relating to financial information systems design and implementation;

•	considered the other non-audit services by the Company’s independent auditors and concluded that such services were not incompatible with maintaining their independence;

•	reviewed and discussed with management and PwC the Company’s critical accounting policies, estimates and judgments;

•

reviewed the various matters and questions recommended by the PCAOB in its May 2015 publication, “Audit Committee Dialogue”, to ensure that we addressed with PwC those matters and questions relevant to the Company;

•	received briefings from Senior Management and the Enterprise Security Council on matters including the implementation of the Company’s Cybersecurity Policy and other related matters; and

•	performed other functions as set forth in the Audit Committee Charter (a copy of which can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link).

Based on the reviews and discussions we describe in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

3. Limitations of the Audit Committee

As members of the Audit Committee, we are not employees of the Company nor are we professionally engaged in, nor experts in the practices of, auditing or accounting. Nor are we experts with respect to determining auditor independence. We rely on the information, representations, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of the Company, its legal counsel, independent accountants or other persons with professional or expert competence. Therefore, we do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that PwC is in fact “independent.” Furthermore, the Audit Committee has not conducted independent procedures to ensure that management has maintained appropriate accounting and financial reporting principles or internal controls designed to assure compliance with accounting standards and applicable laws and regulations.

Date: February 7, 2023

The Audit Committee

Mr. Theodore Shasta (Chair)

Ms. Diane L. Dewbrey

Mr. Steven J. Gilbert

Ms. Janice L. Innis-Thompson

Mr. Charles R. Rinehart

Mr. Richard C. Vaughan

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Discussion & Analysis

This section is organized as follows:

You will find that the following terms are used in this section and we note below the meanings in the interest of clarity.

Term	Meaning

Annual Incentive	Compensation that can be earned based on performance measured over a one-year period

Forfeit	Share awards that were given up

Long-Term Incentive(s)	Compensation that can be earned after a period of at least three-years based on either performance measured over that period (performance-based long-term incentive awards) or continued employment (time-based long-term incentive awards)

Lapse	Share awards that were not earned or paid due to the associated performance conditions not being achieved

MBIA	Equivalent to MBIA Inc., the parent and holding company in which you hold shares

MBIA Insurance	MBIA Insurance Corporation, an operating subsidiary of MBIA

National	National Public Finance Guarantee Corporation, an operating subsidiary of MBIA

Performance-based compensation	Compensation that is payable contingent on the achievement of associated performance conditions, i.e., annual incentive compensation and performance-based long-term incentive awards

Target Total Compensation	The aggregate value of base salary, target annual incentive and the target value of long-term incentive awards

Variable Compensation	Compensation that can change in value based on either the achievement of associated performance conditions, or the value of MBIA’s stock price

About MBIA

MBIA is one of the largest operators in the financial guaranty insurance industry. While our operating companies are not writing new insurance policies, our primary business has been to provide financial guarantee insurance to the United States’ public finance markets through our indirect, wholly-owned subsidiary, National. National’s financial guarantee insurance policies provide investors with unconditional and irrevocable guarantees of the payment of the principal, interest or other amounts owing on insured obligations when due. MBIA has also provided financial guarantee insurance in the international and structured finance markets through its subsidiary, MBIA Insurance. MBIA’s overarching focuses today are fourfold:

•	ensuring adequate liquidity exists at the holding company to satisfy all outstanding obligations;

•	mitigating losses at National and MBIA Insurance while maximizing recoveries on paid insurance claims;

•	ensuring that we continue to honor all policyholder claims; and

•

in light of the runoff position of its operating subsidiaries, evaluating and pursuing strategic alternatives for the benefit of the Company’s shareholders, policyholders, employees and other constituents.

Our executive compensation program reflects these areas of focus.

Letter from the Compensation and Governance Committee

On behalf of the Compensation & Governance Committee (the “Committee”), and the MBIA Board of Directors (the “Board”), I am pleased to introduce our Compensation Discussion & Analysis (“CD&A”). This section of our Proxy Statement provides insight into our executive compensation program, including the key decisions made during the year and the associated outcomes.

2022 Business and Performance Highlights

The Company made material progress towards its long-term strategic objectives in 2022.

Successfully resolving National’s exposure to the Commonwealth of Puerto Rico and its instrumentalities (“Puerto Rico”) has been MBIA’s principal operational goal for many years, given the size of the exposure and its centrality to exploring MBIA’s long-term strategic opportunities.

In 2022, we achieved final resolutions of two of National’s then-remaining three material Puerto Rico exposures, and reached an agreement in principle to resolve the third, which has subsequently been documented in a Plan Support Agreement.

•	National’s exposure to the Commonwealth of Puerto Rico general obligation debt was resolved when Puerto Rico’s Plan was confirmed in January 2022 and became effective in March 2022.

•

National’s exposure to Puerto Rico’s Highways and Transportation Authority (“HTA”) was resolved when HTA’s Plan was confirmed in October 2022, and became effective in December 2022. National further reduced its exposure to Puerto Rico generally by selling most of the general obligation and HTA bonds and Contingent Value Instrument securities it received in connection with the resolutions of the Puerto Rico and HTA proceedings.

•

National’s exposure to Puerto Rico’s Electric Power Authority (“PREPA”) was reduced with one third of National’s claims against PREPA sold to third parties between the fourth quarter of 2021 and the first quarter of 2022. In December 2022, National reached an agreement in principle to resolve the treatment of its remaining PREPA claims, which agreement was subsequently incorporated into a Plan Support Agreement, signed in January 2023, supporting a Plan to finally resolve PREPA’s reorganization proceeding, which is scheduled for confirmation proceedings later in 2023.

More broadly, the Company also bolstered its liquidity profile, and MBIA Insurance took strategic de-risking steps which, along with certain scheduled amortization, led to a decrease of its insured portfolio by over 34%.

In light of the substantial progress in resolving National’s Puerto Rico exposures, and the run-off status of its operating companies, in November 2022 we announced the appointment of Barclays Capital to assist in evaluating strategic alternatives for the Company. The Company is evaluating a number of potential outcomes, and no specific outcome can be guaranteed. The strategic review process remains ongoing.

Pay and Performance for 2022

Our executive compensation program is designed to align pay with company performance over both the short-term and long-term. Despite our significant financial and strategic achievements during 2022, and starting the year with the benefit of a 140% gain in our stock during 2021, our shareholders experienced a decline in MBIA’s common stock of 18% in 2022, mirroring that of the S&P 500 Index (MBIA’s annualized stock performance of 11.38% and 11.90% over the 3- and 5- year periods ending December 31, 2022 outperformed the S&P 500 Index). In the aggregate, this resulted in the following outcomes under the Company’s variable pay programs:

•

Our NEOs’ 2020 – 2022 performance-based share awards were earned at 92% of target (46% of maximum) as a result of 23.8% TSR growth (7.37% on annualized basis) over the three-year performance period, leading to a forfeiture of 8% of those awards; and

•

The 2022 annual scorecard was graded at 102% of target, reflecting at or above target achievements on the objectives concerning remediation of National’s problem credits, evaluation and pursuit of strategic alternatives, employee management, and liquidity at the holding company.

These results, particularly when considered in light of prior outcomes, reflect our compensation program’s effectiveness in tying the experience of our long-term shareholders to that of our senior executives. Our performance-based share awards continue to be based on absolute TSR goals, reinforcing our commitment to reward our NEOs only when our shareholders also benefit.

Further details on the outcomes under the incentive plans are described in the body of the CD&A.

Shareholder Engagement

Engagement with our shareholders remains a meaningful component of our governance practices. In 2022, we were pleased to see another year of almost universal say on pay support for our NEO compensation decisions. During the year, we continued to communicate actively with our long-term investors and invite any additional feedback they wished to provide. We reached out offering meetings to entities representing almost 48% of our shares outstanding in 2022, and engaged with all of those who expressed an interest in providing feedback.

Taking account of the vote outcome and feedback received in recent years, the Committee believes that the compensation program remains properly structured to reflect our run-off status, address the generation of long-term value and align the interests of our investors, policyholders, and executives. The structure is intended to balance our need to retain and motivate our senior leadership team and our determination to maximize policyholder and investor interests. The Committee’s view is that each of our individual NEOs is experienced, distinctively skilled, and highly marketable. Given the Company’s ongoing period of challenge, and the value placed on historical knowledge of MBIA, the Committee believes that proactive compensation management aides in retention of senior talent.

We will continue to monitor feedback and engage with major shareholders in recognition of the value this input has into our decision-making process.

Overview of our Compensation Program

With both of its operating subsidiaries effectively in run-off, MBIA continues to be a company in transition. Our regulated insurance companies still maintain a collective portfolio of over $35 billion in issued financial guaranty policies. Our employees, including our NEOs, are charged with the critical task of ensuring that MBIA honors any and all claims presented by our insureds on the policies we have issued. This challenge is accompanied by our simultaneous commitment to focus on the generation of long-term value for our shareholders, policyholders and other stakeholders. Our compensation program has been designed to reflect this and balances fixed and variable pay, the latter of which combines performance-vested and time-vested equity incentives.

In 2022, 76% of our CEO’s target total compensation was variable, the majority of which is performance-based. For 2023, 76% of the CEO’s target total compensation and 73% of the other NEOs’ respective target total compensation will continue to be variable.

Other key features of our program include the following:

Highlights of Program

• Strong emphasis on performance-based compensation, which comprises on average 60% of our NEOs’ overall target compensation

• Consistent corporate performance objectives across our incentive eligible population

• Qualitative and quantitative performance metrics to balance short-term and long-term priorities, and discourage excessive risk-taking

•   Limited discretion in Committee evaluation of NEO performance, which is measured by application of MBIA’s quantifiable strategic scorecard in determining annual incentive awards

•   Alignment of measurement of performance between NEOs and the Company’s broader employee population

•   Heavy weighting towards equity compensation with five-year vesting periods, mandatory stock ownership guidelines and retention requirements beyond retirement

•   Compensation levels targeted at median against an appropriately sized peer group

We believe that the design of our program enhances the likelihood that our NEOs will remain with the Company, performing for the benefit of shareholders’ long-term interests.

Looking to the future

We are committed to maintaining the performance-oriented compensation structure which has been met with strong support in say-on-pay results. Our program demonstrates our historic responsiveness to shareholder feedback, and we will continue to engage actively with our shareholders. Our focus remains on aligning pay with performance, and maintaining a means through which to retain and motivate a senior leadership team committed to success in implementing the Company’s strategic goals for the benefit of our shareholders.

We do not anticipate major or structural changes to our compensation program in 2023. We have been diligent and forward looking in promoting the Company’s dedication – not just to shareholders – but to all stakeholders, including its employees and the communities in which we operate. Our annual performance goals accordingly reconfirm our ongoing focus on corporate culture and human capital management. We continue to welcome shareholder feedback and will keep our programs, policies and practices subject to annual review.

On behalf of the Compensation & Governance Committee,

Steven J. Gilbert

Compensation & Governance Committee

Steven J. Gilbert, Chair

Diane L. Dewbrey

Janice L. Innis-Thompson

Charles R. Rinehart

Theodore E. Shasta

Richard C. Vaughan

Compensation Overview

Executive Officers

Following are our NEOs in 2022, who are listed in the Summary Compensation Table.

•	William C. Fallon, Chief Executive Officer

•	Anthony McKiernan, EVP, Chief Financial Officer and Treasurer

•	Adam T. Bergonzi, AVP and National’s Chief Risk Officer

•	Jonathan C. Harris, General Counsel and Secretary

•	Daniel M. Avitabile, AVP and MBIA Insurance’s President and Chief Risk Officer

•	Christopher H. Young, AVP and National’s Chief Financial Officer

Compensation Strategy

Our compensation program is designed to retain and motivate a highly skilled team of senior executives whose collective performance will build sustainable shareholder value, align our senior executives’ interests with those of shareholders and avoid unnecessary or excessive risk.

We achieve these goals through a combination of fixed and variable compensation elements, with variable compensation contingent on successful performance in areas of critical strategic significance to MBIA and its shareholders, thus tying pay with MBIA’s performance.

Alignment with MBIA’s Corporate Strategies

To be successful in effectively tying pay to MBIA’s performance, it is critical that we align our compensation strategy with our overall corporate strategies.

MBIA is one of the largest operators in the financial guaranty insurance industry. While our operating companies are not writing new insurance policies, our primary business has been to provide financial guarantee insurance to the United States’ public finance markets through our indirect, wholly-owned subsidiary, National. MBIA has also provided financial guarantee insurance in the international and structured finance markets through its subsidiary, MBIA Insurance.

In February 2022, consistent with these areas of focus, senior management proposed a draft scorecard of corporate metrics to the Board, against which MBIA’s and its senior team’s performance in 2022 would be measured. The Board discussed the proposal at length with management during the February 2022 Board meeting, and ultimately approved the final scorecard. This scorecard identifies several broad performance categories for MBIA Inc., the holding company, National, MBIA Insurance, and the collective enterprise, with sub-goals established to measure performance within each category. The Board uses the quantitative score generated by this scorecard as the basis for evaluating and approving NEO annual incentive awards.

The 2022 scorecard is discussed in more depth in the section below labeled “Annual Incentive Awards for 2022 Performance”. In short, however, the 2022 performance metrics represented in the 2022 scorecard include the following:

Performance Metric	Why it Matters

Remediation of Problem Credits at National	Effectively remediating troubled credits within National’s portfolio, in particular its exposures relating to Puerto Rico and its instrumentalities, is central to the long-term safety of National policyholders and the economic value proposition for our shareholders

Evaluation and Pursuit of Strategic Alternatives	With the Company’s operating companies in run-off, evaluating and pursuing strategic alternatives for the benefit of shareholders is a core responsibility of the management team and the company’s employees, to drive shareholder value

People Management	At a juncture where the Company’s operating subsidiaries are in run-off, remaining focused on supporting, motivating and retaining key employees is critical to successfully pursuing our strategic endeavors for the benefit of shareholders and to execute our other goals

Adjusted Book Value (“ABV”)	Targeting defined ABV goals provides a focus on the growth in the value of MBIA for our shareholders

MBIA Insurance Portfolio Management and Remediation	Evaluating the effective management of the MBIA Insurance portfolio and remediation of troubled credits ensures that appropriate incentives exist for the benefit of policyholders and creditors

MBIA Inc. Liquidity	Optimizing liquidity at the holding company, by ensuring adequate resources exist to meet future obligations, and properly managing the strategic use of capital, is of paramount importance to MBIA’s long-term financial health

Expense Management	Focusing on expense management ensures that MBIA is efficient in allocating resources where needed while complying with capital and liquidity requirements

Compensation Practices

MBIA has adopted a number of policies and practices relating to compensation which we believe are in the best interests of our shareholders.

Best Practices and policies that we follow	Practices that we do not follow

•  Deliver the majority of target compensation in the form of variable pay

•  Tie variable pay to successful performance in areas of strategic significance

•  Assess performance both quantitatively and qualitatively to ensure appropriate outcomes

•  Cap the cash annual incentive opportunity

•  Use equity vehicles, and established stock ownership guidelines and stock retention requirements beyond retirement, to directly align NEO interests with those of shareholders

•  Phase the vesting of equity awards over a five-year period

•  Operate a clawback policy

•  Apply double-trigger for change in control payments

•  Prohibit short sales, hedging or pledging of our stock

•  Engage an external independent advisor

•  Provide guaranteed bonuses

•  Encourage excessive risk

•  Provide excessive perquisites

•  Make decisions solely based on market data

•  Offer employment contracts

•  Grant back-dated or make-up incentive awards

Compensation Approach

The MBIA executive compensation program comprises three core elements: a base salary, annual cash incentive opportunity and long-term incentive opportunity, delivered in the form of MBIA stock.

The majority of compensation for our CEO and other NEOs is delivered in the form of performance-based compensation, the weighting of which has increased in recent years based on shareholder feedback. In 2022, 62% of the CEO’s target compensation and 59% of the other NEOs’ respective target compensation (on average) was performance-based.

Base salary reflects the salary set in respect of the relevant year; annual incentive reflects the target value of the award in respect of the year, paid within 2 months thereafter; time and performance-based long- term incentives reflect the target value of the award in respect of the year, granted within 2.5 months thereafter. CEO data reflects Mr. Fallon, and NEO data is the average for the other NEOs.

In addition to the compensation outlined below, MBIA’s executives receive the same benefits as our general employee population. This includes participation in healthcare benefits, where MBIA shares in the cost of employee health insurance coverage; supplemental disability insurance; and contributions to defined contribution retirement programs based on a stated percentage of the employee’s compensation. No perquisites are paid to current NEOs.

The table below describes each compensation element.

Element and Purpose	Key Features	Performance Measures
Base Salary To compensate executives competitively for their roles at MBIA

•  Fixed pay

•  Informed by reference to peer group median and adjusted for, among other variables, tenure, knowledge, ability and experience

•  Level also takes account of scope of role

•  Reviewed annually

• Not applicable
Annual Incentive Award To drive performance against annual strategic goals and reward appropriately

•  Variable pay delivered in cash

•  Value determined based on performance against pre-defined objectives

•  Target values set with reference to peer group median

•  Actual bonus can range from 0% to 200% of target

• Based on performance against the corporate scorecard of quantifiable objectives • Performance goals based on MBIA’s three-year tactical and strategic objectives

Long-Term Incentive Compensation

Performance-Based Shares

To drive performance against critical strategic imperatives that create sustainable long-term shareholder value, align senior leader interests with shareholders and reward appropriately

•  Variable pay delivered, if at all, in equity

•  Accounts for two-thirds of the total long- term compensation

•  Target values informed by reference to peer group median

•  Target award grant date value of 117% of base salary for the CEO, and 100% of base salary for the other NEOs

•  Actual payout can range from 0% to 200% of target award

•  Earned shares vest in equal installments on the third, fourth and fifth anniversaries of the date of grant

•  Earned shares vest subject to continued employment and performance

•  Assessed against pre-established performance measures

•  Vesting of 2021 and 2022 awards made in early 2022 and 2023, respectively, are based solely on absolute total shareholder return and measured over three years

•  Performance is assessed at the end of the three-year performance period (December 31, 2024 for the March 2022 awards)

•  Performance shares will be forfeited if minimum targets are not met; for instance if total shareholder return is flat or negative over the performance period

Time-Based Shares To provide a focus on sustainable long-term shareholder value creation, align senior leader interests with shareholders, reward appropriately and retain senior leaders

•  Variable pay delivered in equity

•  Accounts for one-third of the total long- term compensation

•  Target values informed by reference to peer group median

•  Target award grant date value of 58% of base salary for the CEO, and 50% of base salary for the other NEOs

•  Shares vest in equal installments on the third, fourth and fifth anniversaries of date of grant (annual grants)

•  Awards vest subject to continued employment

• Continued employment (condition for vesting)

Compensation Governance

There are a number of factors that come together to ensure proper governance of MBIA’s compensation programs. This section will look at these in turn, discussing the importance and function of each.

Compensation Oversight

The Compensation and Governance Committee comprises MBIA’s six independent outside directors, each of whom was recruited to join MBIA on account of their expertise and seniority in a substantive area (such as banking, accounting and/or asset management) of relevance to MBIA’s core strategic agenda. During 2022, the Committee met five times in regular session and has overall responsibility for overseeing MBIA’s compensation programs, approving as a Committee and providing input and recommendations to the Board regarding our NEOs’ compensation.

The Committee receives information and support from management, and expert guidance from an independent committee advisor, both of which impact the ultimate recommendations the Committee makes to the Board.

Additional information on the Committee can be found on page 3 in the “Board of Directors corporate governance section”.

Use of an Independent Advisor

Since 2009, the Committee has retained WTW as an advisor to provide independent advice on a range of compensation issues. This primarily involves assisting in analyzing the competitiveness of NEO and non-employee director compensation, reviewing incentive design, periodically assisting in reviewing the competitive peer group and other activities as directed by the Committee. The Committee uses WTW’s advice and insight to inform the eventual decision-making process.

In assessing WTW’s independence, the Committee considered the six independence factors for compensation consultants listed in the NYSE listing requirements and determined that there were no conflicts of interest.

Shareholder Engagement

MBIA takes shareholder outreach and feedback seriously, and senior management interacts regularly with our shareholders. Additionally, in recent years the Chair of the Committee has participated directly in shareholder engagement to ensure we broadly receive direct and constructive feedback to inform our thinking on NEO compensation and other issues of importance to shareholders. This feedback has had a meaningful impact on both our compensation philosophy and program design.

In 2022, we invited over 48% of our shareholders to speak with us, and engaged with all shareholders who expressed an interest in doing so.

The feedback received over the past several years, and the votes supporting prior years’ executive compensation decisions, has been uniformly positive and reflects ongoing support for our NEO compensation structure. Our most recent say on pay vote secured in excess of 96% support. Consequently, the Committee and the Board of Directors have not made any material structural program changes for 2023.

2022 Shareholder Engagement

•   Invited over 48% of shareholders to speak with us; engaged with those who expressed an interest in doing so

•   Feedback over past several years and shareholder voting has confirmed satisfaction with our executive compensation program

•   Reviewed Glass Lewis and ISS reports

Looking to the future, MBIA is committed to continuing to maintain ongoing dialogue with our major shareholders to ensure we remain fully aware of shareholder expectations and concerns.

The Annual Process

The Committee is responsible for reviewing the design, levels and outcomes under MBIA’s NEO compensation program, along with associated feedback from shareholders. It typically meets five times per year to execute upon the various procedural steps outlined below.

•   Review and assess prior year performance of CEO and leadership team

•   Recommend compensation to be paid to CEO and leadership team for the prior year

•   Review and approve CEO’s recommendations for aggregate level of compensation to be paid to all other employees for the prior year

•   Evaluate compensation policies and practices to determine whether either will create risks

•   Review and approve the overall compensation policy taking into consideration results of say-on-pay vote from prior year

•   Establish and recommend target compensation to be paid to CEO and leadership team for current year

•   Review and approve CEO goals and objectives for current year

•   Review and approve compensation disclosures in Proxy and Form 10-K

•   Recommend committee and chair assignments for Board members

•   Discuss investor outreach and status of shareholder votes

•   Discuss shareholder advisory reports

•   Review the results of the say-on-pay vote

• Perform peer group review • Receive regulatory update (or at other times as appropriate) • Review NEO compensation relative to market • Review Director compensation relative to market

•   Oversee annual evaluation of the Board and Board Committees, including the Committee structure

•   Review Director performance

•   Review and approve Committee Charter

•   Preview drafts of Proxy tables

•  Assess external advisor independence

Managing Compensation-Related Risks

Risk is a central part of MBIA’s business, and appropriately managing that risk is critical to our success. Our approach to risk management is evident in the very core of our business. Our values embrace integrity, through our Standard of Conduct, and underscore our commitment to performance excellence.

The Committee’s role relative to risk mitigation is to design and review our compensation programs to ensure that they do not encourage unnecessary, inappropriate or excessive risk-taking. The Committee’s role spans the structure of the programs themselves, including the weighting of the relative components of compensation, along with the targets attached to variable compensation opportunities. Each year, the Committee assesses MBIA’s compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on MBIA.

In conducting this assessment, the Committee considered a range of areas, including:

•	The performance measures, and their relative balance, used within our incentive plans;

•	The attributes of MBIA’s compensation practices, such as pay mix and the range of potential minimum to maximum payouts; and

•	The design of MBIA’s broader compensation policies.

Based on its assessment for 2022, the Committee concluded that MBIA’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on MBIA, while providing adequate incentives to build sustainable long-term shareholder value.

There are a number of features of our executive compensation programs that demonstrate our strong commitment to appropriately mitigating compensation-related risk which are considered as part of this assessment, and we will look at each of these in turn.

Use of Discretion and Judgment. To discourage imprudent risk taking by our NEOs, when assessing outcomes under the annual incentive plan, the Committee takes account of performance against the established Company objectives, as well as a macro level view of performance and behaviors. This enables the Committee to assess not only MBIA’s accomplishments, but also how these accomplishments were achieved.

If needed, the Committee can use its discretion to adjust, up or down, annual incentive awards to take into account any unanticipated or extraordinary events, or broader performance that did not align with expectations or poor risk management.

Clawback. In February 2013, MBIA adopted a Clawback Policy which covers all compensation paid or awarded. The policy is intended to promote ethical behavior and accountability with respect to the accuracy of financial reporting. The following table summarizes the key features of the policy:

Aspect	Features
Covered executives	• Any Named Executive Officer • All executives with the title ‘Managing Director’ or above, at the time of a restatement or any time during the three-year period preceding the restatement
Triggering event	• A material restatement of our GAAP financial statements which means that any compensation paid to a Covered Executive would have been lower
Compensation	• Any annual or long-term incentive, whether it is paid in cash or equity
Determining the value of a clawback

•   Amount determined at the Committee’s discretion

•   Takes into account the difference between the amount that was paid or granted and the amount that would have been paid or granted under the restated financial statements

Application	• At the Committee’s discretion • Incentive compensation must either be repaid or forfeited

This policy will be reviewed from time to time, to consider potential changes that may reflect evolving best practices, regulation, MBIA’s circumstances, or other relevant factors.

Stock Ownership Guidelines. MBIA has implemented stock ownership guidelines which align senior management’s interests with those of our shareholders. Under these guidelines, certain senior employees are expected to own MBIA stock worth a value equal to a multiple of their base salary.

Role	Ownership Guideline (Multiple of Base Salary)
Chief Executive Officer	7x
Chief Financial Officer and other NEOs	3x

As of March 10, 2023, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, and two additional NEOs have exceeded their ownership guidelines, and the last NEO is in position to exceed his in the near term. In assessing achievement, stock owned directly and any stock held in retirement plans will be counted. Interests such as the value of unvested restricted stock or unvested stock options are not counted.

Stock Holding Periods. Once an NEO has achieved his or her ownership guideline, they are permitted to divest 25% of any excess above the guidelines during any 12-month period while the individual is still employed. Individuals are also permitted to sell stock for the purpose of settling taxes on long-term incentive awards. Notably, no current NEO has ever sold any MBIA stock other than as an offset to the taxes incurred when shares vested.

Upon retirement, individuals are permitted to sell one-third of his or her holdings immediately, one-third a year after termination and the final third two years after termination. This provides an ongoing interest in MBIA’s long-term performance beyond employment and reinforces the importance of proactive succession planning. This does not preclude any individual electing to maintain his or her holdings for a longer period of time.

Company Policies Prohibit Hedging and/or Pledging of Company Stock. MBIA maintains rigorous anti-hedging and anti-pledging of shares policies. Specifically, MBIA’s Insider Trading Policy prohibits Directors, officers and employees from (i) engaging in hedging transactions, (ii) pledging MBIA securities as collateral, or (iii) holding MBIA securities in a margin account, without the prior approval of such transactions by the MBIA Legal Department. The MBIA Legal Department has not been requested to approve any such transactions, and has not done so, in over ten years. The Policy also prohibits directors, officers and employees from engaging in short sales or transactions involving puts, calls and other types of options in MBIA’s securities, including equity swaps and similar derivative transactions.

Compensation Peer Group

Another integral part of our compensation governance is the Committee’s review of MBIA’s compensation programs relative to what its peers are doing in the market. When reviewing our compensation programs, while keeping a keen focus on what is in MBIA’s and shareholders’ best interests, the Committee’s understanding of market practices to assess the competitiveness and appropriateness of compensation is also an important consideration.

Principles for identifying compensation peers

•   Operate in similar or comparable industry segments: Property and Casualty Insurance, Reinsurance

•   Subject to similar legal or regulatory environments

•   Comparable in size and scope

•   Competitor for talent

One of the challenges for MBIA when establishing its peer group is the limited number of directly comparable organizations. Based on the established parameters (see left), which are reviewed periodically to ensure continuing relevance, the Committee has adopted a group of companies that has been in place for several years, with any changes simply reflecting the impact of transaction activity. One peer company, Protective Insurance Corporation, was removed as it was acquired by Progressive Corporation. The Committee determined that no suitable replacement company was available and that the 17 company peer group remained sufficiently robust.

2022 Compensation Peer Group

•  Ambac Financial

•  Argo Group International

•  Assured Guaranty

•  Employers Holdings

•  FedNat Holding Company

•  Global Indemnity Limited

•  Greenlight Capital Re

•  HCI Group

•  James River Group Holdings

• Kinsale Capital Group • MGIC Investment • ProAssurance Corp. • RLI Corp. • SiriusPoint Ltd. • United Insurance Holdings • Universal Insurance Holdings • White Mountains Insurance

We consider it important to evaluate ourselves against a robust peer group that is large enough to withstand potential changes to the composite companies. MBIA ranked above the median on assets, between median and the lower quartile on market capitalization, and below the lower quartile on revenue at the time of our market compensation review in 2022.

2022 Compensation Decisions and Outcomes

An Overview of Performance in 2022

In 2022, following a year in which the Company’s shareholders experienced a 140% gain in the value of their MBIA shares, the Company continued to address its challenges in a run-off environment and achieved important successes in its core operational objectives. The decrease in the Company’s share value of 18% in 2022 mirrored the overall market decline. However, the Company’s accomplishments, in particular the material resolution of its remaining critical Puerto Rico exposures, have enabled it to advance execution of its strategic plan, including through the retention of Barclays Capital as a financial advisor to help explore strategic alternatives. The Company is evaluating a number of potential outcomes, and no specific outcome can be guaranteed. The strategic review process remains ongoing.

For its core operating objectives, the Company is focused on (i) ensuring that adequate liquidity exists at the holding company to satisfy all outstanding obligations, (ii) maximizing the economics of National’s existing insured portfolio through effective surveillance and remediation activity, and by managing its investment portfolio, and (iii) satisfying claims by MBIA Insurance policyholders, taking all prudent steps to maximize recoveries for its senior lenders, and reducing and mitigating potential losses on its insurance exposures.

In 2022, satisfaction of these goals continued to be largely focused on the Company’s efforts to remediate National’s troubled Puerto Rico credits. National resolved its exposure to the Commonwealth of Puerto Rico general obligation debt when Puerto Rico’s plan of reorganization was confirmed in January 2022 and became effective in March 2022. Its exposure to Puerto Rico’s Highways and Transportation Authority (“HTA”) was resolved when HTA’s Plan was confirmed in October 2022, and became effective in December 2022. National further reduced its exposure to Puerto Rico generally by selling most of the general obligation and HTA bonds and Contingent Value Instrument securities it received in connection with the resolutions of the Puerto Rico and HTA proceedings. Finally, in December 2022, National reached an agreement in principle to resolve the treatment of its final exposure to Puerto Rico, specifically its claims against the Puerto Rico Electric Power Authority (“PREPA”). That agreement was incorporated into a Plan Support Agreement in January 2023, and supports a reorganization plan that would resolve PREPA’s Title III proceeding, which is scheduled for confirmation proceedings later in 2023.

Also in 2022, MBIA Insurance participated in the resolution of a Delaware bankruptcy proceeding pertaining to certain Zohar CLOs that it insured and on which it paid claims of nearly $1bn. Subsequent to the conclusion of the bankruptcy case, MBIA Insurance is focused on the monetization of the remaining equity and credit interests it holds in certain former Zohar fund portfolio companies, and on maximizing the value of the litigation claims relating to those claims payments. MBIA Insurance was also successful in collaborating with certain transaction parties to terminate a significant portion of its obligations, which, along with certain scheduled amortization, resulted in a decrease in its insured portfolio by over 34%.

When these developments and others were measured against the Company’s annual performance scorecard, as discussed further below, performance for the period ended December 31, 2022 resulted in annual incentive awards at 102% of target.

The compensation of our NEOs in 2022 is explained in the following sections and in the Summary Compensation Table that follows.

Base Salary

Base salaries are generally set based on the job content of each position, informed by salary data for comparable positions within our compensation peer group. From time to time, adjustments are also made based on the executive’s experience, performance and potential. The Committee generally targets base salaries for the NEOs around the market median for executives in similar positions within the compensation peer group. There were no increases to salaries for 2023.

Named Executive Officer	2022 Base Salary	2023 Base Salary	Increase on 2022

William C. Fallon	$900,000	$900,000	0%

Anthony McKiernan	$500,000	$500,000	0%

Adam T. Bergonzi	$500,000	$500,000	0%

Jonathan C. Harris	$350,000	$350,000	0%

Daniel M. Avitabile	$325,000	$325,000	0%

Christopher H. Young	$325,000	$325,000	0%

2022 Annual Incentive

The annual incentive is a performance bonus, paid in cash, which is designed to compensate NEOs for progress against MBIA’s shorter-term tactical and strategic objectives.

Annual Incentive Awards for 2022 Performance

The 2022 annual incentive for NEOs, as well as other associates at MBIA more broadly, is based on a scorecard of performance in four key areas, discussed in detail below: performance in our two operating subsidiaries, National (30% of total score) and MBIA Insurance (10%); performance at the corporate holding company level (10%); and enterprise-wide performance (50%). The objectives in each of these areas, along with the underlying performance targets, align to MBIA’s shorter-term tactical and strategic plan, providing direct alignment to our business strategy.

The table below reflects the outcome for the scorecard for 2022, including the four areas and underlying performance objectives. Each area and goal had an associated weighting, as noted, which was used to determine the overall score under the plan, and the chart below reflects the weight and performance level assigned to each goal. The goals have been identified as strategic priorities, and are appropriate for inclusion in the annual incentive plan as they focus on areas that are of critical importance to the value proposition of shareholders, and on which senior leaders can take action today.

2022 Annual Incentive Scorecard

	Below Target	Target	Above Target	Overall % of Target
National (30%)				113%
Portfolio Management and Remediation of Troubled Credits			•
MBIA Insurance Corporation (10%)				88%
Portfolio Management and Remediation of Troubled Credits (10%)	•
Corporate Segment (10%)				150%
MBIA Inc. Liquidity			•
Enterprise Objectives (40%)				88%
Evaluation and Pursuit of Strategic Alternatives (20%)		•
ABV (10%)	•
Expense Management: Consolidated Operating Expenses (5%)	•
People Management (15%)		•
Overall Formulaic Outcome				102%

Performance highlights in each of the four areas were as follows:

National	MBIA Insurance Corporation

•   Scoring for portfolio management and remediation of troubled credits in National’s portfolio is largely focused on outcomes related to its Puerto Rico credits. Outcomes are established for each of the individual credits for which the Company has material exposure; PREPA, General Obligation (GO) and HTA, as well as for collective general developments. A majority of final outcomes remain to be determined

•   As discussed earlier in this CD&A, the Company eliminated its exposure to GO and HTA, and materially advanced its efforts to secure a definitive outcome on PREPA by entering into an agreement to resolve its claims in that proceeding, which agreement was subsequently incorporated into a PREPA reorganization plan. It also monetized the consideration it received in the GO and HTA proceedings, further eliminating its exposure to Puerto Rico more generally

•   Significantly reduced its insured obligations, including by collaborating with transaction parties to terminate a significant portion of its obligations, which, along with certain scheduled amortization, resulted in a decrease in Corp.’s insured portfolio by over 34%

•   Successes above were offset by failure to secure target recoveries on MBIA Insurance’s Zohar credit payments. Efforts to monetize existing assets arising from the Zohar payments will continue in 2023

Corporate Segment	Enterprise Objectives

•   Liquidity benefits from higher than expected dividends from National (partly a consequence of higher Net Investment Income at National) and lower net interest swap payments led to a position of excess to target liquidity, enhancing Company ability to satisfy obligations during the strategic plan period, and leading to a score above target against the Company’s goals

•   The Company accomplished at target its plans to begin pursuit of strategic alternatives for the benefit of long term shareholder value, by detailing and initiating execution of those plans, including by the retention of a financial advisor and the launch of a formal process

•   The Company’s Adjusted Book Value (a non-GAAP measure discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022) per share as of year-end 2022 was $28.73, versus $31.77 as of year-end 2021, underperforming the target of $30.64 approved by the Board in February 2022. Target is set with an expectation of a reduction in year-over-year ABV, given the Company’s decision to cease pursuing new business, but insurance losses at its operating companies exceeded forecasts built into the ABV target calculation

•   In a year in which management and retention of key employees was a particular focus of the Committee, particularly given the initiation of a strategic alternative process, the Company scored at target on the People Management objective

•   Consolidated Operating Expenses modestly exceeded Plan and resulted in a score below target

In 2022, target bonus opportunities for the NEOs were as set forth below. The maximum bonus opportunity was capped at two-times the target opportunity. Company performance against its annual scorecard, which establishes the default amount of NEO annual incentive compensation, was measured at 102% of target. No adjustment was made to the outcome for any of the NEOs. The following table reflects the annual incentive awards in respect of 2022 performance for our NEOs:

Named Executive Officer	2022 Bonus Target % (of Base Salary)	2022 Bonus Target	2022 Actual Bonus Paid	2022 Bonus Paid as a % of Target

William C. Fallon	133%	$1,200,000	$1,224,000	102%

Anthony McKiernan	120%	$600,000	$612,000	102%

Adam T. Bergonzi	120%	$600,000	$612,000	102%

Jonathan C. Harris	109%	$380,000	$387,600	102%

Daniel M. Avitabile	108%	$350,000	$357,000	102%

Christopher H. Young	108%	$350,000	$357,000	102%

2022 Long-Term Incentive Awards

Long-term incentive awards to NEOs are made in the form of a combination of performance-based and time-based share awards. This combination provides immediate alignment to shareholder value creation and long-term shareholder interests, as well as a focus on the strategic drivers of MBIA’s long- term performance.

For 2022, our NEOs’ long-term incentive awards feature the same ratio of performance-based to time-based shares as has been applied since 2017, as shown below.

Any shares that are earned will vest in equal installments on the third, fourth, and fifth anniversary of the grant date:

Performance-Based Award	Time-Based Award

Grant made March 2022	Grant made March 2022

Performance assessed at December 31, 2024
1/3rd earned shares vest March 2025	1/3rd vests March 2025
1/3rd earned shares vest March 2026	1/3rd vests March 2026
1/3rd earned shares vest March 2027	1/3rd vests March 2027

The same vesting approach will apply to awards made in March 2023.

2022 Performance-Based Share Awards.

Performance-based share awards are made in the form of MBIA equity. Long-term incentive awards made in March 2022 (for the 2021 performance year) to each of the NEOs, comprised a combination of performance-based shares (2/3 of the award) and time-based shares. This mix continues to align NEOs with delivering sustainable shareholder value creation, while linking pay to MBIA performance. The annual target grant date value of the long-term incentive awards for our CEO was 175% of base salary and, for our other NEOs, 150% of base salary.

Vesting of the performance-based shares is based on performance against company value, which provides direct alignment with the shareholder experience of value creation, assessed via absolute total shareholder return (TSR) over a three-year period ending on December 31, 2024.

The table below sets out the associated performance requirements for TSR for awards made in March 2022, along with the corresponding percentage of shares that can be earned, ranging from 0% to 200% of the target award.

	Stock Price as of 12/31/2021	Percentage of shares earned at the end of the three-year performance period (December 31, 2024)
		0%	25%	50%	75%	100%	125%	150%	175%	200%
Annualized TSR	$15.79	0.0%	2.0%	4.0%	6.0%	8.0%	10.0%	12.0%	14.0%	16.0%

TSR is the change in the value of the common stock over the three-year period, taking into account both stock price appreciation and the payment of dividends if applicable. TSR will be calculated on a compound annualized basis over the three-year period. The beginning stock price is the closing share price as of December 31, 2021. The ending stock price will be the average stock price over the 60 trading days preceding and including the last day of the performance period. Straight- line interpolation will apply to performance levels between the TSR values.

The following performance-based share awards were made with these conditions to NEOs in March 2022:

Named Executive Officer	Target Award Value ($)	Target Award Value (% of 2021 Base Salary)	Number of Shares Awarded

William C. Fallon	$1,050,000	117%	75,761

Anthony McKiernan	$500,000	100%	36,076

Adam T. Bergonzi	$450,000	100%	32,469

Jonathan C. Harris	$350,000	100%	25,254

Daniel Avitabile	$325,000	100%	23,450

Christopher H. Young	$325,000	100%	23,450

The performance period for these awards will conclude on December 31, 2024, with the vesting of any shares that have been earned taking place equally on the third, fourth and fifth anniversary of the date of grant.

2022 Time-Based Share Awards. Time-based share awards are made in the form of MBIA equity and will vest in equal installments on the third, fourth and fifth anniversaries of the date of grant. The following time-based share awards were made to NEOs during 2022:

Named Executive Officer	Target Award Value ($)	Target Award Value (% of 2021 Base Salary)	Number of Shares Awarded

William C. Fallon	$525,000	58%	39,414

Anthony McKiernan	$250,000	50%	18,769

Adam T. Bergonzi	$225,000	50%	16,892

Jonathan C. Harris	$175,000	50%	13,138

Daniel Avitabile	$162,500	50%	12,200

Christopher H. Young	$162,500	50%	12,200

Pay for performance – Partial Forfeiture on 2020 Performance Shares. As part of its pay for performance practices, the Company made stock-based awards to each of its NEOs in March 2020. The vesting of one-third of the awards was time-based, and vesting of the other two-thirds was performance-based. The grant provided for the earning in excess of target of the performance-based restricted stock at the end of the three-year performance period (December 31, 2019 through December 31, 2022) if the company’s Stock Price exceeded the associated performance goal established at grant. As of December 31, 2022, the end of the three-year performance period, the performance target for TSR was below target, causing the forfeiture of 8% of the target performance-based shares awarded in March 2020. At the end of the performance period in 2021, performance shares were earned in excess of target, and at the end of the performance periods in 2020 and 2019, NEOs forfeited their performance-based shares in their entirety for failing to reach the relevant performance metrics. This diversity in NEO performance share experience re-affirms the Company’s commitment to tying the experience of its NEOs to those of the Company’s shareholders.

The table below shows the number and value of performance-based shares awarded on the grant date, and the number and value of performance-based shares earned, as of December 31, 2022.

Named Executive Officers	Performance Shares Granted (#)	Grant Date Value of Performance Shares ($)	Shares Earned (#)	Value Earned ($)

William C. Fallon	175,958	1,050,000	161,881	2,080,171

Anthony McKiernan	83,790	500,000	77,087	990,568

Adam T. Bergonzi	75,411	450,000	69,378	891,507

Jonathan C. Harris	58,653	350,000	53,961	693,399

Daniel M. Avitabile	54,463	325,000	50,106	643,862

Christopher H. Young	54,463	325,000	50,106	643,862

2023 Long-Term Incentive Awards

Long-term incentive awards made to each of the NEOs in early 2023 (for the 2022 performance year), again comprised a combination of performance-based shares and time-based shares. The annual target grant date value of the long-term incentive awards for our CEO is 175% of base salary and, for our other NEOs, 150% of base salary, in all cases with two-thirds of the award being in the form of performance-based shares and one-third in the form of time-based shares. This mix continues to align NEOs with delivering sustainable shareholder value creation, while linking pay to MBIA performance.

The vesting of the March 2023 performance-based share awards will be contingent on TSR over the three years ending on December 31, 2025.

The table below sets out the associated performance requirements for TSR for awards made in 2023, along with the corresponding percentage of shares that can be earned, ranging from 0% to 200% of the target award.

	Stock Price as of 12/31/2022	Percentage of shares earned at the end of the three-year performance period (December 31, 2025)
		0%	25%	50%	75%	100%	125%	150%	175%	200%
Annualized TSR	$12.85	0.0%	2.0%	4.0%	6.0%	8.0%	10.0%	12.0%	14.0%	16.0%

Consistent with the definitions used for the March 2022 awards, TSR performance will be assessed based on the compound annual return to shareholders over the three-year performance period. Straight-line interpolation will apply to performance levels between the TSR values.

In 2023, for the long-term incentive awards, there will be no changes to the vesting terms associated with the performance- based share awards.

Other Elements of Compensation

In addition to the three core elements of compensation (base salary, annual cash incentive and long-term incentives in the form of time- and performance-based restricted stock), MBIA also provides other forms of indirect compensation which are summarized below.

Benefits. MBIA’s NEOs receive the same benefits as our general employee population. This includes participation in the healthcare program, whereby MBIA shares in the cost of employee health insurance coverage; supplemental disability insurance; and contributions to defined contribution retirement programs based on a stated percentage of the employee’s compensation.

Retirement Programs. As noted above, NEOs receive contributions to defined contribution retirement programs based on a stated percentage of their respective compensation amounts. Our retirement program includes two qualified defined contribution plans as well as a non-qualified retirement plan. We do not maintain any defined benefit retirement plans. Under the qualified retirement plans, all employees, including our NEOs, receive the same Company contribution percentages, which include (subject to IRS limitations):

a)	A money-purchase pension plan whereby the Company contributes each year an amount equal to 10% of earned salary and annual bonus and

b)

A 401(k) plan whereby plan participants can contribute up to 25% of earned salary and annual bonus on a pre-tax and/or Roth after-tax basis, with the Company matching participants’ contributions up to 5% of earned salary and annual bonus.

The Company’s non-qualified deferred compensation and excess benefit retirement plan provides participants with benefits that are in excess of those amounts that can be provided within the qualified plans or that otherwise do not meet IRS requirements. Participant contributions to this plan are tax deferred until the time of distribution. The Company gives executives the benefit of this non-qualified plan because we believe that all eligible employees should receive proportionate contributions to their pension and retirement plans.

For compensation awarded for the 2022 performance year, non-qualified plan participants are eligible to receive Company pension contributions based on aggregate salary and bonus compensation of up to $2.0 million.

Change In Control, Termination and Retirement Arrangements. In 2006, the Committee adopted a Key Employee Employment Protection Plan (the “KEEP Plan”), the purpose of which is to assure the Company of the services of key executives during a change in ownership or control of the Company, and to provide these executives with financial assurances so they can focus on their responsibilities without distraction and can exercise their judgment without bias due to personal circumstances. Mr. Fallon is covered under the KEEP Plan. The Company does not intend to cover any other executives under the KEEP Plan in the future.

In addition to the KEEP Plan, the Company’s compensation and benefit plans provide certain compensation payments and benefits due to retirement and under various other termination events, which are described under “Executive compensation tables – Potential payments upon termination or change in control as of December 31, 2022.”

Perquisites. MBIA does not provide any perquisites to current NEOs or any perquisites in connection with any severance or retirement agreements.

Additional Information

CEO Pay Ratio

As is permitted under the SEC rules, to determine our median employee we used 2022 total cash compensation as our consistently applied compensation measure, which we calculated as the sum of salary paid in 2022 and cash incentive bonus paid for 2022 performance. Excluding our CEO, we examined a total of 74 employees as of the determination date of December 31, 2022 whether employed on a full-time or part-time basis.

We believe the use of total cash compensation for all employees is a consistently applied compensation measure. After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2022 Summary Compensation Table in this proxy statement.

For 2022, the annual total compensation of our median employee, the annual total compensation of our CEO (pursuant to the methodology described above) and the resulting pay ratio are shown in the table below.

Annual Total Compensation

CEO Annual Total Compensation	$4,005,800

Median Employee Annual Total Compensation	$289,770

CEO Pay Ratio	14:1

Compensation and Governance Committee report

The Compensation and Governance Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) set forth above and has discussed the disclosures contained therein with key members of the Company’s management team including the Chief Executive Officer. Based on our knowledge of the Company’s compensation program, we believe that the CD&A fairly and accurately discloses the practices, policies and objectives of the Company with respect to executive compensation for the year 2022. Based upon this review and discussion, we have recommended to the Company’s Board of Directors that the CD&A as presented to us be included in this proxy statement and in the Company’s Form 10-K filing with the Securities and Exchange Commission.

Date: February 21, 2023

The Compensation and Governance Committee

Mr. Steven J. Gilbert, Chair

Ms. Diane L. Dewbrey

Ms. Janice L. Innis-Thompson

Mr. Theodore Shasta

Mr. Charles R. Rinehart

Mr. Richard C. Vaughan

Executive compensation tables

MBIA Inc.

Summary compensation table for 2022

Name & principal position (a)	Year (b)	Salary (c)	Stock Awards (d) (1)	Non-equity incentive plan compensation (e) (2)	All other compensation (f) (3)	Total compensation (g)
William C. Fallon	2022	900,000	1,575,000	1,224,000	306,800	4,005,800
Chief Executive Officer	2021	900,000	1,575,000	1,236,000	309,800	4,020,800
	2020	900,000	1,575,000	1,296,000	309,200	4,080,200
Anthony McKiernan	2022	500,000	750,000	612,000	190,700	2,052,700
EVP and Chief Financial Officer	2021	500,000	750,000	618,000	181,600	2,049,600
	2020	500,000	750,000	848,000	171,300	2,269,300
Adam T. Bergonzi	2022	491,667	675,000	612,000	160,713	1,939,380
AVP and National’s Chief Risk Officer	2021	450,000	675,000	656,200	154,440	1,935,640
	2020	450,000	675,000	583,200	154,170	1,862,370
Jonathan C. Harris	2022	350,000	525,000	387,600	148,070	1,410,670
General Counsel and Secretary	2021	350,000	525,000	391,400	131,160	1,397,560
	2020	350,000	525,000	760,000	93,160	1,728,160
Daniel M. Avitabile	2022	325,000	487,500	357,000	124,575	1,294,075
AVP and MBIA Insurance’s President and	2021	325,000	487,500	360,500	115,100	1,288,100
Chief Risk Officer	2020	325,000	487,500	578,000	104,925	1,495,425
Christopher H. Young	2022	325,000	487,500	357,000	109,575	1,279,075
AVP and National’s Chief Financial Officer	2021	325,000	487,500	460,500	105,100	1,378,100
	2020	325,000	487,500	378,000	104,925	1,295,425

(1)

The amounts shown represent the grant date fair value of restricted stock awards that were granted to each of the NEOs on March 3, 2022. The values shown are in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718.

On March 3, 2022, the Board approved the grant date target value of restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan (formerly the MBIA Inc. 2005 Omnibus Incentive Plan) with the target value equal to 175% of our CEO’s and 150% of the other NEO’s respective base salaries in 2021. The award comprised of a combination of time- and performance-based restricted shares, with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock as determined by the grant date value.

The actual amount realized by the NEOs, if any, of time-based restricted stock would depend upon the value of our stock on the vesting dates. The actual amount realized by the NEOs, if any, of performance-based restricted stock will depend upon shares earned based on performance relative to the performance conditions set forth in the award and the value of our stock on the vesting dates.

For reference, if the performance-based shares were earned at the maximum level of company performance, which is 200% of target, the total stock awards grant date values would be: Mr. Fallon $2,625,000, Mr. McKiernan $1,250,000, Mr. Bergonzi $1,125,000, Mr. Harris $875,000, Mr. Avitabile $812,500 and Mr. Young $812,500.

For a description of the stock valuations, see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. See the CD&A and the “Grants of plan-based awards in 2022” table for an explanation and further details of the awards.

(2)	The amounts shown represent cash performance bonuses paid on February 28, 2023 for the 2022 performance year. See the CD&A for an explanation of the 2022 bonus awards.

(3)	All other compensation for each NEO includes the following (see table below). There were no other perquisites paid on behalf of the NEOs in 2022.

Name	Company contributions made to the pension and 401k retirement plans in 2022 ($)	Company contributions made to the non-qualified retirement plan in 2022 ($)	All other compensation ($)
William C. Fallon	42,000	264,800	306,800
Anthony McKiernan	33,167	157,533	190,700
Adam T. Bergonzi	44,250	116,463	160,713
Jonathan C. Harris	44,250	103,820	148,070
Daniel M. Avitabile	39,250	85,325	124,575
Christopher H. Young	39,250	70,325	109,575

MBIA Inc.

Grants of plan-based awards in 2022

	Grant date (b)	Estimated future payouts under non-equity incentive plan awards			Estimated payouts under equity plan awards (3)			All other stock awards: number of shares/ units (#) (i) (4)	Grant date fair value of stock awards ($) (j) (5)
Name (a)		Thresh- old ($) (c)	Target ($) (d) (1)	Maximum ($) (e) (2)	Thresh- old (#) (f)	Target (#) (g)	Maximum (#) (h)
William C. Fallon	-	-	1,200,000	2,400,000	-	-	-	-	-
	Mar 3, 2022	-	-	-	-	75,761	151,522	-	1,050,000
	Mar 3, 2022	-	-	-	-	-	-	39,414	525,000
Anthony McKiernan	-	-	600,000	1,200,000	-	-	-	-	-
	Mar 3, 2022	-	-	-	-	36,076	72,152	-	500,000
	Mar 3, 2022	-	-	-	-	-	-	18,769	250,000
Adam T. Bergonzi	-	-	600,000	1,200,000	-	-	-	-	-
	Mar 3, 2022	-	-	-	-	32,469	64,938	-	450,000
	Mar 3, 2022	-	-	-	-	-	-	16,892	225,000
Jonathan C. Harris	-	-	380,000	760,000	-	-	-	-	-
	Mar 3, 2022	-	-	-	-	25,254	50,508	-	350,000
	Mar 3, 2022	-	-	-	-	-	-	13,138	175,000
Daniel M. Avitabile	-	-	350,000	700,000	-	-	-	-	-
	Mar 3, 2022	-	-	-	-	23,450	46,900	-	325,000
	Mar 3, 2022	-	-	-	-	-	-	12,200	162,500
Christopher H. Young	-	-	350,000	700,000	-	-	-	-	-
	Mar 3, 2022	-	-	-	-	23,450	46,900	-	325,000
	Mar 3, 2022	-	-	-	-	-	-	12,200	162,500

(1)

The amounts shown represent the 2022 cash performance bonus target opportunity for each of the NEOs, and do not reflect the actual payment of any bonus to the NEOs for 2022 The actual bonuses paid for 2022 are reflected in the “Summary compensation table for 2022” under column (e).

(2)

The amounts shown represent the 2022 cash performance bonus maximum opportunity for each of the NEOs as determined by the achievement of Company objectives set forth at the beginning of the year and individual performance. The maximum bonus opportunity represents 200% of target.

(3)

On March 3, 2022, the Board approved the grant date target value of restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan with the target value equal to 175% of our CEO’s and 150% of the other NEO’s respective base salaries in 2021. The award consisted of a combination of time- and performance-based restricted shares, with one-third in the form of time-based restricted stock (described in footnote 4) and two-thirds of the award being in the form of performance-based restricted stock (described below) as determined by the grant date value. The number of time-based shares awarded was the grant date value divided by the closing stock price on the date of grant. The number of performance-based shares awarded was the grant date value, assuming target performance, divided by the market value per share determined using a binomial lattice model in accordance with accounting guidance for share-based awards that contain market performance conditions.

The performance-based share portion of the award was awarded at target. The target performance score is 100% with the percentage of performance- based shares that can be earned between 0% and 200%. The performance score will be based on TSR over the three-year performance period starting on December 31, 2021 and ending on December 31, 2024. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price is the closing share price on December 31, 2021. The ending stock price will be the average stock price over the 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Straight-line interpolation will apply to performance levels between the TSR values. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date; provided, the NEO is continuously employed on the vesting date and does not breach the restrictive covenants prior to the applicable vesting date. Post-employment restrictive covenants may include a non-compete and/or non-solicitation covenant.

Notwithstanding the vesting provisions noted above, earned performance shares will become vested upon a change in control or at the end of the performance period in the event of the NEO’s death or disability. Upon the NEO’s retirement or the company’s termination of the NEO’s employment without cause, performance shares will be earned at the end of the performance period and shall remain outstanding and vest on the award’s vesting dates, subject to the restrictive covenants. Performance-based shares not earned will be forfeited. See the CD&A for a table showing the performance measure values relative to percentage scores ranging from 0%-200%.

For reference, if the maximum level of company performance is achieved resulting in 200% of the target being issued, the grant date values of the performance-based shares would be: Mr. Fallon $2,100,000, Mr. McKiernan $1,000,000, Mr. Bergonzi $900,000, Mr. Harris $700,000, Mr. Avitabile $650,000 and Mr. Young $650,000.

(4)

In connection with the March 3, 2022 restricted stock awards noted in footnote 3, the time-based shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the certain vesting conditions as noted in footnote 3. Upon a change in control, the NEO’s death or disability, or the company’s termination of the NEO’s employment without cause; time-based shares will immediately vest. Upon the NEO’s retirement, shares will remain outstanding, subject to the restrictive covenants as noted in footnote 3, and shall vest on the award’s vesting dates.

(5)

The amounts shown represent the grant date value of the restricted shares. The values shown are in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718. For a description of the stock valuation, see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

MBIA Inc.

Outstanding equity awards as of December 31, 2022

Name (a)	Number of shares or units of stock that have not vested (#) (b)	Market value of shares or units of stock that have not vested ($) (c) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (d)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (e) (1)

William C. Fallon	17,301(2)	222,318	-	-
	1,000,000(3)	12,850,000	-	-
	32,864(4)	422,302	-	-
	-	-	90,844(5)	1,167,345
	66,204(6)	850,721	-	-
	-	-	161,881(7)	2,080,171
	69,907(8)	898,305	-	-
	-	-	234,292(9)	3,010,652
	39,414(10)	506,470	-	-
	-	-	75,761(11)	0

Anthony McKiernan	9,712(2)	124,799	-	-
	500,000(3)	6,425,000	-	-
	15,649(4)	201,090	-	-
	-	-	43,259(5)	555,878
	31,526(6)	405,109	-	-
	-	-	77,087(7)	990,568
	33,289(8)	427,764	-	-
	-	-	111,568(9)	1,433,649
	18,769(10)	241,182	-	-
	-	-	36,076(11)	0

Adam T. Bergonzi	7,770(2)	99,845	-	-
	500,000(3)	6,425,000	-	-
	14,084(4)	180,979	-	-
	-	-	38,933(5)	500,289
	28,373(6)	364,593	-	-
	-	-	69,378(7)	891,507
	29,960(8)	384,986	-	-
	-	-	100,410(9)	1,290,269
	16,892(10)	217,062	-	-
	-	-	32,469(11)	0

Jonathan C. Harris	6,313(2)	81,122	-	-
	333,333(3)	4,283,329	-	-
	10,954(4)	140,759	-	-
	-	-	30,281(5)	389,111
	22,068(6)	283,574	-	-
	-	-	53,961(7)	693,399
	23,302(8)	299,431	-	-
	-	-	78,098(9)	1,003,559
	13,138(10)	168,823	-	-
	-	-	25,254(11)	0

Daniel M. Avitabile	6,313(2)	81,122	-	-
	333,333(3)	4,283,329	-	-
	10,172(4)	130,710	-	-
	-	-	28,118(5)	361,316
	20,492(6)	263,322	-	-
	-	-	50,106(7)	643,862
	21,638(8)	278,048	-	-
	-	-	72,518(9)	931,856
	12,200(10)	156,770	-	-
	-	-	23,450(11)	0

Name (a)	Number of shares or units of stock that have not vested (#) (b)	Market value of shares or units of stock that have not vested ($) (c) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (d)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (e) (1)

Christopher H. Young	6,313(2)	81,122	-	-
	333,333(3)	4,283,329	-	-
	10,172(4)	130,710	-	-
	-	-	28,118(5)	361,316
	20,492(6)	263,322	-	-
	-	-	50,106(7)	643,862
	21,638(8)	278,048	-	-
	-	-	72,518(9)	931,856
	12,200(10)	156,770	-	-
	-	-	23,450(11)	0

(1)	The amounts shown are equal to the number of shares disclosed in the prior column multiplied by $12.85 per share, the closing market value of the shares on December 31, 2022.

(2)

On March 6, 2018, the Board approved restricted stock awards under the Amended and Restated MBIA Inc.Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock as determined by the grant date value. The time-based shares shown will vest on the fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). On December 31, 2020, each of the NEOs forfeited all shares of performance-based restricted stock that were granted as part of the March 6, 2018 restricted stock awards because the shares did not meet threshold performance.

(3)	The time-based restricted stock shown was granted on November 8, 2018. The awards will cliff vest on March 3, 2025 and such shares are subject to continued employment (subject to certain exceptions).

(4)

On March 5, 2019, the Board approved restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 5) as determined by the grant date value. The time-based shares shown will vest in equal installments on the fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

(5)

In connection with the March 5, 2019 restricted stock awards noted in footnote 4, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score was based on the achievement of TSR over the three-year performance period starting on December 31, 2018 and ending on December 31, 2021. TSR took into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price was the closing share price on December 31, 2018. The ending stock price was the average stock price over 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned was equal to the number of performance-based shares granted multiplied by the performance score. Earned shares will vest in equal installments on the fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

The performance-based shares shown in column (d) represent two-thirds of the of shares granted that were adjusted for an actual performance score of 176%. The performance results reflect a TSR value of 14.07% based on an annualized TSR for the three-year performance period that ended on December 31, 2021. The market value of these shares are shown in Column (e).

(6)

On March 3, 2020, the Board approved restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 7) as determined by the grant date value. The time-based shares shown will vest in equal installments on each of the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

(7)

In connection with the March 3, 2020 restricted stock awards noted in footnote 6, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score will be based on the achievement of TSR over the three-year performance period starting on December 31, 2019 and ending on December 31, 2022. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price is the closing share price on December 31, 2019. The ending stock price will be the average stock price over 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned will be forfeited.

The performance-based shares shown in column (d) represent the number of shares granted times the actual performance score of 92%. The performance results reflect a TSR value of 7.37% based on an annualized TSR for the three-year performance period that ended on December 31, 2022. The market value of these shares are shown in Column (e).

(8)

On March 4, 2021, the Board approved restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 9) as determined by the grant date value. The time-based shares shown will vest in equal installments on each of the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

(9)

In connection with the March 4, 2021 restricted stock awards noted in footnote 8, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score will be based on the achievement of TSR over the three-year performance period starting on December 31, 2020 and ending on December 31, 2023. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price is the closing share price on December 31, 2020. The ending stock price will be the average stock price over 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned will be forfeited. See the CD&A for a table showing the performance measure values relative to percentage scores ranging from 0%-200%.

The performance-based shares shown in column (d) represents the number of shares granted times 200%, the maximum that can be earned. The performance results reflect an interim TSR value of 32.26% based on TSR annualized over the performance period that lapsed, which covers two years of the three-year period as of December 31, 2022. The TSR and payout results are subject to change based on performance over the next year. The market value for these shares are shown in Column (e). For reference, if Company performance resulted in target level payouts as of December 31, 2022, the number and market value of the performance-based shares would be:

	Shares Granted (#)	Target Payout ($)
William C. Fallon	117,146	$1,505,326
Anthony McKiernan	55,784	$716,824
Adam T. Bergonzi	50,205	$645,134
Jonathan C. Harris	39,049	$501,780
Daniel M. Avitabile	36,259	$465,928
Christopher H. Young	36,259	$465,928

(10)

On March 3, 2022, the Board approved restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 11) as determined by the grant date value. The time-based shares shown will vest in equal installments on each of the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

(11)

In connection with the March 3, 2022 restricted stock awards noted in footnote 10, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score will be based on the achievement of TSR over the three-year performance period starting on December 31, 2021 and ending on December 31, 2024. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price is the closing share price on December 31, 2021. The ending stock price will be the average stock price over 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned will be forfeited. See the CD&A for a table showing the performance measure values relative to percentage scores ranging from 0%-200%.

The performance-based shares shown in column (d) represents the number of shares granted at target. The performance results reflect an interim TSR value of (27.11)% based on TSR for the one-year performance period ending on December 31, 2022. The TSR and payout results are subject to change based on performance over the next two years. The market value for these shares are shown in Column (e), which reflects a 0% payout. For reference, if Company performance resulted in target level payouts as of December 31, 2022, the market value of the performance-based shares would be:

Target Payout ($)
William C. Fallon	$973,529
Anthony McKiernan	$463,577
Adam T. Bergonzi	$417,227
Jonathan C. Harris	$324,514
Daniel M. Avitabile	$301,333
Christopher H. Young	$301,333

MBIA Inc.
Stock vested in 2022

	Stock awards
Name (a)	Number of shares acquired on vesting (#) (b)	Value realized on vesting ($) (c) (1)
William C. Fallon	93,507	1,318,448
Anthony McKiernan	47,866	674,911
Adam T. Bergonzi	38,539	543,400
Jonathan C. Harris	40,850	575,985
Daniel M. Avitabile	29,808	420,293
Christopher H. Young	28,866	407,011

(1)	The amount represents the market value of the vested stock on the vesting date.
MBIA Inc.
Non-qualified
deferred compensation in 2022

Name (a)	Executive contributions in 2022 ($) (b) (1)	Company contributions in 2022 ($) (c) (1)	Earnings (Losses) in 2022 ($) (d) (2)	Withdrawals/ distributions in 2022 ($) (e)	Balance as of 12/31/22 ($) (f)
William C. Fallon	193,100	264,800	(1,915,543)	-	8,799,518
Anthony McKiernan	228,100	157,533	(1,410,396)	-	5,577,444
Adam T. Bergonzi	48,372	116,463	(1,059,674)	-	2,266,535
Jonathan C. Harris	16,570	103,820	(108,627)	-	762,423
Daniel M. Avitabile	13,775	85,324	(230,433)	-	985,678
Christopher H. Young	70,510	70,325	(416,202)	-	1,986,337

(1)
MBIA maintains a
non-qualified
defined contribution retirement plan. Under this plan, MBIA contributes amounts that it is precluded from contributing to the money-purchase pension and 401(k) plans because of Internal Revenue Code limitations. The amounts contributed include both Company and NEO contributions. For compensation awarded for the 2022 performance year, non-qualified
plan participants are eligible to receive Company pension contributions based on aggregate salary and bonus compensation of up to $2.0 million. The Company contributions shown in the table above include Company pension contributions made in 2022 for the 2021 performance year. NEOs become fully vested in Company contributions on the fifth year of participation in the plan. The NEO contribution amounts are included in the salary and performance bonus as reported in the “Summary compensation table for 2022” under columns (c) and (e) respectively. The Company contribution amounts are included in all other compensation as reported in the “Summary compensation table for 2022” under column (f).

(2)
Assets under this plan are participant-directed and employee account balances and contributions are subject to market-based returns. Plan participants may self-direct their investments among multiple investment options. The earnings (losses) shown represent the change in market value in 2022, including any dividends and interest earned during the year.

MBIA Inc.
Pay Versus Performance Table and Supporting Narrative for 2022
The following section contains information regarding “compensation actually paid” to our Named Executive Officers (NEOs) and the relationship between those amounts and certain company performance metrics.

4
0

Pay Versus Perfo
rm
an
c
e Table

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1) (5)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (2) (5)	Value of Initial Fixed $100 Investment Based On:		Net Income ($m)	Adjusted Book Value Per Share ($) (4)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (3)
2022	4,005,800	(1,127,704)	1,595,180	(402,215)	138.17	118.49	(195)	28.73
2021	4,020,800	21,427,895	1,609,800	8,370,515	169.78	132.50	(445)	31.77
2020	4,080,200	(1,628,534)	1,730,136	(565,793)	70.75	98.24	(578)	35.95

(1)	The Principal Executive Officer (“PEO”) for all three years is Mr. Fallon.

(2)	The non-PEO NEOs for all three years are Messrs. McKiernan, Bergonzi, Harris, Avitabile and Young.

(3)	Peer Group used for TSR comparisons reflects the S&P Financials Index as used in Item 5 of our annual Form 10-K (total shareholder return comparison graph).

(4)
Our company-selected measure is Adjusted Book Value, a
non-GAAP
measurement calculated by management for certain internal purposes, removing and adding certain components of GAAP Book Value, as described further in the Results of Operations section of Item 7 of our annual Form
10-K.

(5)
To calculate “compensation actually paid” for our CEO and other NEOs, the “total pay” referenced in the Summary Compensation Table was adjusted only in the value of equity awards, since the Company does not have any actuarially valued pension arrangements and does not pay a regular dividend.

Adjustments	PEO			Other NEO Average
	2022	2021	2020	2022	2021	2020
Summary Compensation Table Total	4,005,800	4,020,800	4,080,200	1,595,180	1,609,800	1,730,136
Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	1,575,000	1,575,000	1,575,000	585,000	585,000	585,000
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	1,430,836	4,374,719	1,175,459	531,457	1,624,890	436,601
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding	(4,831,313)	14,557,153	(4,393,065)	(1,881,008)	5.700,591	(1,761,849)
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	(158,027)	50,223	(57,374)	(62,844)	20,234	(24,118)
Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions	-	-	858,754	-	-	361,564
Compensation Actually Paid	(1,127,704)	21,427,895	(1,628,534)	(402,215)	8,370,515	(565,793)
No adjustments were required in respect of elements not shown in the table above. The equity awards included above comprise time-based and performance-based restricted stock. The fair values were calculated on each of the required measurement dates using assumptions derived based on criteria consistent with those used for grant date fair value calculations. The fair values of time-based restricted stock were determined based on the closing price of the Company’s common stock on the vesting dates. The measurement date fair values of performance-based stock awards, prior to the end of the performance period, were determined using a Monte Carlo fair value simulation incorporating the assumptions

4
1

summarized below. On the final measurement date, the fair value was determined based on the approved payout factor multiplied by the closing price of the Company stock on that date.

Grant Year	2018	2019	2020	2021	2022
Measurement Year(s)	2019	2019 – 2020	2020 – 2021	2021 – 2022	2022
Risk Free Rate	1.58%	1.57% – 0.10%	0.13% – 0.39%	0.73% – 4.62%	4.31%
Dividend Yield	0.00%	0.00%	0.00%	0.00%	0.00%
Volatility	27.30%	33.35% – 62.19%	50.45% – 59.28%	62.17% – 59.76%	56.53%
Valuation Date Closing Stock Price	$9.30	$9.30 – $6.58	$6.58 – $15.79	$15.79 – $12.85	$12.85
The final payout factors for performance-based stock awards granted in years 2018, 2019 and 2020 are as follows: 0% of target, 176% of target and 92% of target, respectively.
Compensation Actually Paid Versus Company Performance
The following charts provide a clear visual description of the relationship between “compensation actually paid” and certain company performance metrics, with specific reference to Total Shareholder Return, GAAP Net Income and Adjusted Book Value Per Share.

The strongest corollary metric to “compensation actually paid” is Total Shareholder Return, given the impact of stock price on both the value of our time- and performance-based share awards, with the latter evident in the expected and actual levels of payout and the value of the underlying awards on each measurement date. GAAP Net Income is not actively used in our incentive plans and is of limited relevance to the Company given the nature of our operations. While Adjusted Book Value per share is one of a number of objectives evaluated as part of our incentive plans, it only accounts for 15% of the annual incentive determination and thus its impact on compensation actually paid is limited.
Tabular List of Most Important Measures
The following table lists the measures we believe are most important in linking compensation actually paid to company performance during 2022.

(1)	Total Shareholder Return
(2)	Adjusted Book Value
Only these two measures are identified because, per the relevant definition set forth by the SEC, it is just these two which are qualifying measures currently used in the Company’s executive compensation program. Further details on these measures and how they feature in our compensation program can be found in our Compensation Discussion & Analysis.
Potential payments upon termination or change in control as of December 31, 2022
The Company’s compensation and benefit plans provide certain compensation payments and benefits under various termination events. The following summaries describe potential compensation and benefits payable to the NEOs upon termination of employment under the following events: (a) involuntary (not for cause) or constructive termination following a change in control, (b) retirement (if eligible), (c) voluntary termination, (d) involuntary (not for cause) termination without a change in control and (e) death or disability.
In general, employees participating in the compensation and benefit plans are treated similarly with respect to the various termination scenarios. Differences may apply where NEOs are covered under individual agreements as described below. Following the narrative are tables with estimated dollar values associated with these payments and benefits for each NEO.
(a) Involuntary (not for cause) or constructive termination following a change in control.
On November 8, 2006, the Company adopted the Key Employee Employment Protection Plan (the “KEEP Plan”), which superseded any existing employment protection agreements. Its purpose is to assure the Company of the services of key executives during a change in control of the Company, and to provide these executives with financial assurances so they can focus on their responsibilities without distraction and can exercise their judgment without bias due to personal circumstances. The KEEP Plan covers Mr. Fallon as of December 31, 2022. The Company does not intend to cover any other executives under the KEEP Plan in the future.

On February 27, 2007, the Company adopted an amendment to the KEEP Plan. A copy of the amended KEEP Plan and a form of an individual agreement has been filed as Exhibit 10.80 and Exhibit 10.81, respectively, to the Company’s Form 10-K filed on March 1, 2007. The Company adopted another amendment on February 22, 2010 to the KEEP Plan. A copy of this amendment has been filed as Exhibit 10.13 to the Form 10-K filed on March 1, 2010.

The KEEP Plan provides that the Company will continue to employ Mr. Fallon for a period of 24 months from the effective date of the change in control; and his position, title, authority and responsibilities as well as salary, bonus and other elements of compensation and benefits are to be maintained at levels equal to or commensurate with levels existing prior to the change in control. Compensation payable and benefits under the KEEP Plan are triggered by a change in control of the Company followed by an involuntary termination by the Company (not for cause) or a voluntary termination for good cause (constructive termination). These terminations are each referred to as a “qualifying termination.”

In the event of a qualifying termination during the 24-month effective period, Mr. Fallon will receive a lump sum severance payment equal to two-times the sum of his annual base salary and the average of the actual annual bonuses paid to him for the prior two years. The severance payment will also include a pro-rated annual bonus for the year of termination equal to the average of the annual bonuses paid for the prior two years.

The KEEP Plan provides that in the event of a qualifying termination, time-based restricted stock will become fully vested and the vesting of performance shares shall be administered in accordance with the terms of the applicable award agreement.

Under the KEEP Plan, Mr. Fallon will also receive continued health and group life insurance coverage for a period of 24 months following the date of the qualifying termination and a credit to the Company’s non-qualified retirement plan in an amount equal to the amount that otherwise would have been contributed on his behalf under the Company’s money- purchase pension plan had his employment continued for another 24 months. In addition, all unvested retirement account balances will become fully vested.

To the extent that any payments are subject to an excise tax, a tax gross-up payment may be made to Mr. Fallon, subject to the conditions described below. To the extent a tax gross-up payment is required to be made under the KEEP Plan, such payment will be made only if the total payments exceed the IRS excise tax safe harbor limit by at least 10%. If such total payments are less than 10% over the safe harbor limit, KEEP Plan payments to Mr. Fallon will be reduced to the extent necessary to eliminate any excise tax. As a condition to the receipt of benefits, the KEEP Plan requires that Mr. Fallon agree to be bound by a non-competition and non-solicitation clause and a non-disparagement clause. A violation of any of these clauses will result in a loss of future severance benefits and possible forfeiture to the Company of any severance already paid.

For Messrs. McKiernan, Bergonzi, Harris, Avitabile and Young; upon an involuntary termination (not for cause) following a change in control there are no cash payment or benefit obligations. There is immediate vesting of time-based restricted stock and performance-based shares will vest to the extent that the “performance score” criteria are satisfied.

(b) Retirement. On November 8, 2006, the Company adopted voluntary retirement benefits that provide certain benefits to the Company’s employees (including NEOs) upon retirement (the “Retirement Program”). To be eligible for the retirement benefits as described below an NEO must (i) be at least 55 years old, (ii) have at least five years of service and (iii) give at least a six-month advance notice of retirement. The Compensation Committee may waive any of the eligibility conditions or amend any of the provisions of the Retirement Program. Changes have been made to the Retirement Program’s terms since its inception. In 2017, the Company made changes to the treatment of year-end performance bonus and healthcare benefits to remain current with Company policies and practices. Following is a summary of the current compensation and benefits under the Company’s Retirement Program.

Annual performance bonus. The performance bonus will be determined based on the NEOs target bonus and adjusted for company and individual performance, and subject to management discretion.

Unvested Restricted stock. With respect to the restricted stock awards granted in March of 2017 through 2022, time- based shares shall remain outstanding, subject to post-employment restrictive covenants that may include a non-compete and/or non-solicitation covenant, and will vest on the award’s vesting dates. Performance shares earned at the end of the performance period shall remain outstanding, and will vest on the award’s vesting dates, subject to the restrictive covenants as noted above. For the November 2018 restricted stock award all shares will be forfeited. All other time-based restricted stock will immediately vest upon the retirement date.

Long-term incentive award. The Company will provide a cash payment in consideration of the LTI award that otherwise would have been granted to the NEO in the current or subsequent year, with such payment prorated based on the number of months of service in the year of retirement and subject to management discretion.

Restrictive covenants. The vesting of LTI and cash payment in consideration of LTI will require the NEO to consent to a non-solicitation and non-disparagement provision; and at management’s discretion, a non-compete restriction.

Health care benefits. The NEOs can continue medical and dental benefits under the Company’s health care program until age 65 with the NEO assuming the full premium costs.

Retirement plans. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

Accrued and unused vacation. Accrued and unused vacation time as of the retirement date will be paid at retirement.

(c) Voluntary termination. Upon the voluntary termination or resignation of an NEO, there are no cash payment obligations and unvested time- and performance-based restricted stock is forfeited. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

(d) Involuntary (not for cause) termination without change in control. Upon an involuntary termination not for cause there are no cash payment obligations. Any cash payment may be paid at the discretion of the Board. With respect to the annual restricted stock awards granted in March of 2017 through 2022, there is immediate vesting of time-based restricted stock and performance-based restricted stock will continue to vest beyond the termination date in accordance with the original vesting terms and to the extent that the “performance score” criteria are satisfied. For the November 2018 restricted stock award all shares will be vested. All other time-based restricted stock will be forfeited. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

(e) Death or total disability. Upon the death or total disability of an NEO, there are no cash payment obligations. There is immediate vesting of time-based restricted stock and performance-based shares will vest to the extent that the “performance score” criteria are satisfied. All unvested retirement account balances will become fully vested.

Tables showing potential post termination payments. The following tables show the potential value of the compensation and benefits that would become payable as a result of the different termination events described above for each of the NEOs. The values have been estimated as if the termination event occurred on December 31, 2022 and assumes the closing market value of the Company’s shares on that date which was $12.85. The tables do not include amounts the NEOs would normally receive without regard to the circumstances of termination.

Following are notes to explain the values shown in the tables below.

(1)

Under “Termination following a change in control”, compensation and benefit values reflect the provisions as described under the KEEP Plan for Mr. Fallon. The amounts include an excise tax gross-up in order to provide him with a gross-up for his excise tax obligations under IRS regulations, which imposes an excise tax on certain payments made in connection with a change in control, and any additional tax cost related to the gross-up payment, assuming that a change in control and a termination of employment by the Company without “cause” occurred on December 31, 2022.

For the other NEOs, their compensation values reflect the terms of their respective stock awards. In addition, the values for performance-based and time-based restricted stock reflect the amount the NEO would have been entitled to receive in respect of such equity awards had a change in control occurred on December 31, 2022, whether or not the executive experienced a termination of employment on December 31, 2022.

(2)

Under “Voluntary termination” or “Retirement”, Messrs. Fallon and Bergonzi are retirement-eligible under the Company’s Retirement Program as of December 31, 2022 and the amounts shown reflect the compensation and benefits as described under retirement. For the other NEOs the amounts reflect a voluntary termination.

(3)	Under “Involuntary termination”, any cash severance and cash bonus will be paid at the discretion of the Board.

(4)	Under “Death or total disability payments” amounts reflect the compensation and benefit treatments as described under “Death or total disability” above.

William C. Fallon

Payment or benefit upon termination	Termination following a change in control ($) (1)	Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	4,332,000	0	0	0
Time-based Restricted Stock	15,750,117	2,900,117	15,750,117	15,750,117
Performance-based Restricted Stock	6,258,168	6,258,168	6,258,168	6,258,168
Retirement Benefits	400,000	0	0	0
Healthcare Benefits	73,762	0	0	0
Excise Tax Gross-up	6,314,157	0	0	0
Total	33,128,204	9,158,285	22,008,285	22,008,285

Anthony McKiernan

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	7,824,943	0	7,824,943	7,824,943
Performance-based Restricted Stock	2,980,095	0	2,980,095	2,980,095
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	10,805,038	0	10,805,038	10,805,038

Adam T. Bergonzi

Payment or benefit upon termination	Termination following a change in control ($) (1)	Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	7,672,465	1,247,465	7,672,465	7,672,465
Performance-based Restricted Stock	2,682,065	2,682,065	2,682,065	2,682,065
Retirement Benefits	0	0	0	0
Healthcare Benefits Stock	0	0	0	0
Total	10,354,530	3,929,530	10,354,530	10,354,530

Jonathan C. Harris

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	5,257,038	0	5,257,038	5,257,038
Performance-based Restricted Stock	2,086,069	0	2,086,069	2,086,069
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	7,343,107	0	7,343,107	7,343,107

Daniel M. Avitabile

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	5,193,302	0	5,193,302	5,193,302
Performance-based Restricted Stock	1,937,035	0	1,937,035	1,937,035
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	7,130,337	0	7,130,337	7,130,337

Christopher H. Young

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	5,193,302	0	5,193,302	5,193,302
Performance-based Restricted Stock	1,937,035	0	1,937,035	1,937,035
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	7,130,337	0	7,130,337	7,130,337

Compensation plan risk assessment

Our Compensation Committee has assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.

In its assessment, the Compensation Committee considered whether the performance measures used to measure and determine Company performance as well as the attributes of the Company’s compensation policies and practices mitigate incentives to take undue risks while providing adequate incentives to build long-term shareholder value. The Compensation Committee concluded that the Company has designed its performance evaluation scorecard, and allocated its employees’ compensation among base salary, short-term incentives and long-term equity, in such a way as to not encourage excessive risk-taking.

Principal accountant fees and services

The following table sets forth the aggregate fees for professional services rendered to the Company by PwC for the years ended December 31, 2022 and 2021, broken down as follows (in thousands):

	2022*	2021
Audit	$4,418	$3,996
Audit Related	$117	$106
Tax	$42	$42
All Other	$19	$1
Total	$4,596	$4,145

*	Includes estimates for services related to 2022 not yet paid.

Audit fees were for professional services rendered in connection with the audits of the consolidated financial statements of the Company, statutory and subsidiary audits and reviews of documents filed with the SEC.

Audit Related fees were for assurance and related services performed for the loss reserve certifications and support of regulatory requirements.

Tax fees were for professional services rendered in connection with outsourced services.

All Other fees were for access to financial reporting software and, in 2022, for professional services related to consultations concerning financial accounting and reporting.

One hundred percent of all the above fees for the years ended December 31, 2022 and 2021 were approved by the Audit Committee.

PwC did not provide the Company with any information technology services relating to financial systems design or implementation for 2022 or 2021.

Pursuant to its charter, the Audit Committee has responsibility for the pre-approval of all audit and permitted non-audit services to be performed for the Company by the independent auditors. The Audit Committee has adopted a policy for the approval of non-audit related services. At the beginning of the year, the Audit Committee reviews and approves any proposed audit and non-audit related services for the year and the associated costs. The Audit Committee also reviews at its meetings other audit and non-audit services proposed to be provided by the independent auditors. The Audit Committee has delegated to the Chair the authority to grant pre-approvals, when less than $100,000, if the Chair deems it necessary or appropriate to consider a pre-approval request without a meeting of the full Committee. Pre-approvals by the Chair are reviewed with the Audit Committee at its next regularly scheduled meeting.

In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee a description of, and the budget for, the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.

Security ownership of certain beneficial owners

The table below contains certain information about the only beneficial owners known to the Company as of March 10, 2023 of more than 5% of the outstanding shares of the Company’s common stock.

Name and address of beneficial owner	Shares of common stock beneficially owned	Percent (%) of class (4)

BlackRock Inc. (1) 55 East 52nd Street New York, NY 10055	3,432,137	6.24%

Dimensional Fund Advisors LP. (2) Building One 6300 Bee Cave Road Austin, Texas, 78746	2,909,703	5.29%

Kahn Brothers Group (3) 555 Madison Avenue 22nd Floor New York, New York	4,817,282	8.76%

(1)

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 1, 2023. Such filing indicates that BlackRock has sole voting power with respect to 3,332,343 of such shares and sole dispositive power with respect to 3,432,137 of such shares.

(2)

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 10, 2023. Such filing indicates that Dimensional has sole voting power with respect to 2,876,098 of such shares and sole dispositive power with respect to 2,909,703 of such shares.

(3)

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G filed by Kahn Brothers Group (“Kahn Brothers”) with the SEC on February 15, 2023. Such filing indicates that Kahn Brothers has shared dispositive power with respect to 4,817,282 of such shares.

(4)	Based on 54,964,541 shares outstanding as of March 10, 2023.

Security ownership of Directors and Executive Officers

The following table sets forth, as of March 10, 2023, the beneficial ownership of shares of common stock of each Director, each NEO, and all Directors and Executive Officers of the Company, as a group.

Name	Shares of common stock beneficially owned		Shares acquirable upon exercise of options (3)	Total shares beneficially owned		Percent (%) of class (4)
Directors

William C. Fallon (1)	2,616,800		0	2,616,800		4.76%

Diane L. Dewbrey	57,574		0	57,574		*

Steven J. Gilbert (2)	56,824		0	56,824		*

Janice L. Innis-Thompson	14,726		0	14,726		*

Charles R. Rinehart (2)	146,400		0	146,400		*

Theodore Shasta (2)	74,707		0	74,707		*

Richard C. Vaughan (2)	87,363		0	87,363		*
Named Executive Officers (excluding Mr. Fallon) (1)

Anthony McKiernan	1,260,048		0	1,260,048		2.29%

Adam T. Bergonzi	905,779		0	905,779		1.65%

Jonathan C. Harris	654,564		0	654,564		1.19%

Christopher H. Young	618,649		0	618,649		1.13%

Daniel M. Avitabile	617,691		0	617,691		1.12%

All Directors and Executive Officers as a group	7,111,125	(5)	0	7,111,125	(5)	12.94	%(5)

*	Less than one percent.

(1)

Includes shares held by the Executive Officers under the Company’s exempt 401(k) plan and non-qualified defined contribution retirement plan and restricted shares awarded to certain Executive Officers.

(2)

Includes (i) common stock equivalent deferral units held under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan, and/or (ii) restricted stock awarded under the Omnibus Plan. See “Directors’ restricted stock grants” under “Independent Directors’ compensation.”

(3)	Shows the number of shares that were exercisable as of March 10, 2023 or become exercisable within 60 days after March 10, 2023 under the Company’s stock option program.

(4)

Based on 54,964,541 shares outstanding as of March 10, 2023. For purposes of calculating the percentage of outstanding shares beneficially owned by any person or group identified in the table above, the number of shares outstanding with respect to each person or group was deemed to be the sum of the total shares outstanding as of March 10, 2023 and the total number of shares subject to options held by such person or group that were exercisable as of March 10, 2023 or become exercisable within 60 days after March 10, 2023. The percentage of shares of common stock beneficially owned by all Directors and Executive Officers as a group is 12.94%. Each Director and Executive Officer individually owns less than 1% of the shares of common stock outstanding, with the exception of Mr. Fallon who owns 4.76%, Mr. McKiernan who owns 2.29% , Mr. Bergonzi who owns 1.65%, Mr. Harris who owns 1.19%, and Mr. Avitabile and Mr. Young who own 1.13% and 1.12% respectively.

(5)	Total includes all Executive Officers of the Company.

Section 16(a) Beneficial ownership reporting compliance

Ownership of, and transactions in, the Company’s common stock by Executive Officers and Directors of the Company are required to be reported to the SEC in accordance with Section 16 of the Securities Exchange Act of 1934. To the best of the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) executive officers, directors and greater than 10% beneficial stockholders of MBIA complied with applicable Section 16(a) requirements during the year ended December 31, 2022.

Certain relationships and related transactions

To the best of the Company’s knowledge, other than election to office, no person who has been a Director or Executive Officer of the Company at any time since the beginning of 2022, no nominees to the Board of Directors nor any associate of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the 2022 Annual Meeting of Shareholders.

Transactions with “related persons” (as defined in Item 404(a) of Regulation S-K) are monitored by management, the Audit Committee and the Board of Directors, and all Directors and Executive Officers of the Company complete a questionnaire at the beginning of each year, in which they are asked to disclose family relationships and relationships with other related persons. Before approving a transaction with a related person, the Board of Directors would take into account all relevant factors that it deems appropriate, including fairness to the Company and the extent of the related person’s interest in the transaction. The policies and procedures surrounding the review, approval or ratification of transactions with related persons are not in writing given that the Company does not typically enter into such transactions. Nevertheless, such review, approval, and ratification of transactions with related persons would be documented in the minutes of the meetings of the Board of Directors. There were no transactions with related persons since the beginning of the 2022 fiscal year where the policies and procedures described above did not require review, approval or ratification of the transaction or where such policies and procedures were not followed.

Proposals for shareholder approval recommended by the Board

Proposal 1: Election of Directors

All of MBIA’s Directors are elected at each annual shareholders’ meeting for a one-year term. Shareholders will elect seven Directors at the 2023 Annual Meeting to serve a term expiring at the 2024 Annual Meeting.

Following is information about each nominee, including biographical data for at least the last five years, and the reasons why each has been nominated for election to the Board. Should one or more of these nominees become unavailable to accept the nomination or election as Director (an event not now anticipated), all proxies received will be voted for such other persons as the Board may recommend, unless the Board reduces the number of Directors.

Diane L. Dewbrey

Biographical data:

Ms. Diane L. Dewbrey was elected to the Company’s Board of Directors in November 2018. Ms. Dewbrey is currently a director of Barrett Business Services, Inc. since 2019 and is currently a member of their Risk and Finance Committee and is Chair of their Nominating and` m Governance Committee. For five years, until its merger with Consolidated Communications in 2014, Ms. Dewbrey served as an Independent Director and then Chair (2013-14) of the Board of Enventis, Inc. Ms. Dewbrey earned her BS degree in Mathematics from Xavier University. She is an NACD Governance Fellow. Prior to serving as a director at Enventis, she held various senior positions at Fifth Third Bancorp, where over an eighteen year period she became Senior Vice President & Director of Central Operations and a member of the Executive Management Team, and at Foundation Bank, where in her ten years with the company she served as CEO and a Director of the Foundation Bancorp and Foundation Bank Board. Ms. Dewbrey is currently a Director of the YMCA of the USA where she also serves as Chair of the Investment Committee. Age 58.

Reasons for Ms. Dewbrey’s nomination:

Ms. Dewbrey has been nominated to serve as a Director of the Company due to her extensive experience in leadership positions in the financial services industry. In addition to her board leadership and senior management experience in areas including finance and investments, Ms. Dewbrey has a history of contributing meaningfully to community organizations.

William C. Fallon

Biographical data:

Mr. Fallon was elected as a Director of the Company in May 2017, and appointed as Chief Executive Officer in September 15, 2017. Prior to being named Chief Executive Officer and Director, Mr. Fallon served as President, Chief Operating Officer, and Vice President of the Company and head of the Global Structured Finance Division. Mr. Fallon also serves as President and Chief Executive Officer of National. From July of 2005 to March 1, 2007, Mr. Fallon was Vice President of the Company and head of Corporate and Strategic Planning. Prior to joining the Company in 2005, Mr. Fallon was a partner at McKinsey & Company and co-leader of that firm’s Corporate Finance and Strategy Practice. Age 63.

Reasons for Mr. Fallon’s nomination:

Mr. Fallon has been nominated to serve as a Director of the Company due to his extensive experience with the Company as President and Chief Operating Officer of the Company and his knowledge of and experience with the Company’s business and operations, his role as CEO of National and his expertise and knowledge of the financial guarantee and financial services industry.

Steven J. Gilbert

Biographical data:

Mr. Gilbert was elected to the Board of Directors in May 2011. He is currently Chairman of the Board of Gilbert Global Equity Partners, L.P., a private equity fund, Vice Chairman of the Executive Board of MidOcean Capital Partners, L.P., a private equity firm, a Director of Oaktree Capital Management, an investment firm, and a Director for SDCL EDGE Acquisition Corporation, a publicly-traded company special purpose acquisition corporation and has served in these capacities since 1998, 2005, 2016 and 2021, respectively. He was previously Chairman of the Board of CPM, Inc., a global provider of process machinery for the feed industry and Chairman and Senior Managing Director of SUN Group (USA), an investment firm, from 2007 to 2009. Previously, Mr. Gilbert was Managing General Partner of Soros Capital, L. P., Commonwealth Capital Partners, L.P., and Chemical Venture Partners. He also held investment banking positions with Morgan Stanley & Co., Wertheim & Co., Inc. and E.F. Hutton International. Mr. Gilbert was admitted to the Massachusetts Bar in 1970 and practiced law at Goodwin Procter & Hoar in Boston, Massachusetts. Mr. Gilbert is a Director and Chairman of the Board at Tripointe Homes, Inc., Empire State Realty Trust, Inc., and Fairholme Funds, Inc. He is also a member of the Writer’s Guild of America (East) and the Council on Foreign Relations, and a Director of the Lauder Institute at the University of Pennsylvania. Within the past five years, Mr. Gilbert served as a Director of several privately held companies. Mr. Gilbert has also served on the boards of more than 25 companies over the span of his career. Age 75.

Reasons for Mr. Gilbert’s nomination:

Mr. Gilbert has been nominated to serve as a Director of the Company due to his extensive experience in leadership positions in the financial services industry and long history of board service, including both with insurance companies and a diverse group of other companies, as well as his expertise accrued during his career in finance, private equity investing, investment banking and law.

Janice L. Innis-Thompson

Biographical data:

Ms. Innis-Thompson is currently a director at the Executive Leadership Council and National Forest Foundation. She has also served on Boards for Bridge Builder Mutual Fund, an Edward Jones Complex; The Wardlaw-Hartridge School; Board IQ; New York Police Department Audit Advisory Board; and Hale House. Since 2020, Ms. Innis-Thompson has been Senior Vice President, Corporate Litigation & Legal Operations for Nationwide. For the three prior years, she was Chief Compliance Officer for Samsung Electronics America.

Ms. Innis-Thompson earned a BS degree in Public Relations from University of Florida and a Juris Doctor degree from University of Florida – Fredric G. Levin College of Law. Prior to her employment with Samsung Electronics America, Ms. Innis-Thompson was Senior Managing Director, Chief Compliance & Ethics Officer during a 10-year career at TIAA. Age 57.

Ms. Innis-Thompson has been nominated to serve as a Director of the Company due to her extensive experience in leadership positions in the insurance industry. In addition to her board leadership and senior management experience in areas including legal and compliance, Ms. Innis-Thompson has a history of contributing meaningfully to community organizations.

Charles R. Rinehart

Biographical data:

Charles R. Rinehart was named Chairman in May 2015 and has served as a Director of the Company since December 2008. From September 2008 to December 2008, Mr. Rinehart served as Chief Executive Officer and as a Director of Downey Financial Corp. and Downey Savings and Loan Association, F.A. Mr. Rinehart retired from HF Ahmanson & Co. and its principal subsidiary, Home Savings of America, in 1998. Mr. Rinehart joined HF Ahmanson in 1989 and shortly thereafter was named President and Chief Operating Officer. He was named Chief Executive Officer in 1993 and also became Chairman in 1995 and served in these roles through 1998. Prior to joining H.F. Ahmanson, Mr. Rinehart was the Chief Executive Officer of Avco Financial Services from 1983 to 1989 and before that served in various positions of increasing responsibility at Fireman’s Fund Insurance Company. Within the past five years, he also served as a Director of PMI Group Inc. and Verifone Holdings, Inc. Age 76.

Reasons for Mr. Rinehart’s nomination:

Mr. Rinehart has been nominated to serve as a Director of the Company due to his extensive experience in financial services and insurance businesses, his prior and current leadership roles in several industry- leading companies and his general knowledge and experience in financial matters.

Theodore Shasta

Biographical data:

Mr. Shasta was elected to the Board of Directors in August 2009. Mr. Shasta is a former Senior Vice President and Partner of Wellington Management Company, a global investment advisor. At Wellington Management Company, Mr. Shasta specialized in the financial analysis of publicly traded insurance companies, including both property-casualty and financial guarantee insurers. Mr. Shasta joined Wellington Management Company in March 1996 as a global industry analyst responsible for the insurance industry. In January 2008, Mr. Shasta became a portfolio advisor responsible for senior-level relationship management for existing institutional clients and consultants as well as development of new business, a position that he held until June 2009. In addition, effective January 1999, Mr. Shasta was elected Partner and was promoted to Senior Vice President, and served in such positions until he withdrew from the partnership in June 2009. He also served on Wellington Management’s Audit Committee from January 2004 to June 2009 and was Chair of that Committee from January 2008 until June 2009. Prior to joining Wellington Management Company, Mr. Shasta was a Senior Vice President with Loomis, Sayles & Company where he was an industry analyst responsible for the automotive, freight transportation and insurance industries. Before that, he served in various capacities with Dewey Square Investors and Bank of Boston. Mr. Shasta earned his Chartered Financial Analyst designation in 1986. Mr. Shasta is a member of the Board of Directors of Chubb Limited (formerly ACE Limited) and serves as a member of its Audit Committee. Age 71.

Reasons for Mr. Shasta’s nomination:

Mr. Shasta has been nominated to serve as a Director of the Company due to his 25 years of experience as a financial analyst covering the insurance industry and the Company since it became a publicly traded entity, coupled with his in-depth understanding of economics, accounting and regulatory oversight of the financial guarantee industry and knowledge of the Company’s current operating environment.

Richard C. Vaughan

Biographical data:

Mr. Vaughan was elected to the Board of Directors in August 2007. He served as Executive Vice President and Chief Financial Officer of Lincoln Financial Group from 1995 until his retirement in May 2005. He joined Lincoln in July 1990 as Senior Vice President and Chief Financial Officer of Lincoln National’s Employee Benefits Division. In June 1992, he was appointed Chief Financial Officer for the corporation. He was promoted to Executive Vice President in January 1995. He was previously employed with EQUICOR from September 1988 to July 1990, where he served as a Vice President in charge of public offerings and insurance accounting. Prior to that, Mr. Vaughan was a Partner at KPMG Peat Marwick in St. Louis, from July 1980 to September 1988. Age 73.

Reasons for Mr. Vaughan’s nomination:

Mr. Vaughan has been nominated to serve as a Director of the Company due to his extensive experience in financial services and insurance businesses, his board service and his general knowledge and experience in financial matters, including as a Chief Financial Officer.

The Board has elected Mr. Rinehart as Chairman. In such capacity, he presides at non-management Director meetings. Shareholders or interested parties wishing to communicate with our Chairman or with the non-management Directors as a group may do so by submitting a communication in a confidential envelope addressed to the Chairman or the non-management Directors, in care of the Company’s Corporate Secretary, 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Director independence. The Company’s Board of Directors has determined in accordance with the independence standards set forth in the Board Practices that each Director named below is an Independent Director and that none of the Directors named below have any material relationships with the Company. Such Independent Directors are: Diane L. Dewbrey, Steven J. Gilbert, Janice L. Innis-Thompson, Charles R. Rinehart, Theodore Shasta and Richard C. Vaughan. In addition, each of the Directors named in the foregoing sentence qualifies as an “independent director” under the NYSE Corporate Governance Listing Standards. These Independent Directors constitute a significant majority of the Company’s Board, consistent with the policy set out in the Board Practices.

In addition to the Board-level standards for Director independence, each member of the Audit Committee meets the enhanced independence requirements of the SEC and the NYSE for members of the Audit Committee, and each member of the Compensation Committee meets the enhanced independence requirements of the SEC and the NYSE for members of the Compensation and Governance Committee.

The Board Practices include the following independence standards designed to assist the Board in assessing Director independence, and can be found on the Company’s website, www.mbia.com, under the “Corporate Responsibility and Governance” link. The terms “MBIA” and “the corporation” in the following standards refer to MBIA Inc.

“The Board shall consist of a significant majority of independent directors. A director will not be considered “Independent” if such director

•	is a member of management or an employee or has been a member of management or an employee within the last five years;

•	has a close family or similar relationship with a member of key management;

•	is a lawyer, advisor or consultant to the corporation or its subsidiaries or has a personal service contract with the corporation or any of its subsidiaries;

•

has any other relationship with the corporation or its subsidiaries either personally or through his or her employer which, in the opinion of the Board, would adversely affect the director’s ability to exercise his or her independent judgment as a director;

•	is currently or has been within the last five years an employee of the corporation’s independent auditor;

•	is currently or has been within the last five years an employee of any company whose compensation committee includes an officer of MBIA; and

•

is an immediate family member (i.e., spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law or anyone (other than a domestic employee) who shares a person’s home) of a person described in either of the two previous categories.

Because the corporation is a major financial institution, outside directors or the companies they are affiliated with will sometimes have a business relationship with the corporation or its subsidiaries. Directors and companies with which they are affiliated are not given special treatment in these relationships. The Board believes that the existence of a business relationship is not, in and of itself, sufficient to disqualify a director from being considered an independent director. The materiality of the relationships and the director’s own ability to exercise independent judgment shall be evaluated, and external criteria for independence, such as those promulgated by the SEC and the NYSE shall be considered, including the enhanced independence requirements of the SEC and the NYSE for members of the Audit Committee and members of the Compensation and Governance Committee.

To help maintain the independence of the Board, all directors are expected to deal at arm’s length with the corporation and its subsidiaries and to disclose circumstances material to the director which might be perceived as a conflict of interest. The corporation shall disclose publicly, as required by law, its compliance with the requirement that a majority of its Board is comprised of independent directors.

The Board will make independence determinations on an annual basis prior to approving the director nominees for inclusion in the corporation’s proxy statement and, if an individual is to be elected to the Board other than at an annual meeting, prior to such election. Each director and nominee for director shall provide the corporation with full information regarding his or her business and other affiliations for purposes of evaluating the director’s independence.”

The Board of Directors recommends unanimously that you vote FOR this proposal to elect seven Directors.

Vote necessary to elect seven incumbent Directors. Directors are elected by a plurality of the votes cast under applicable law.

Pursuant to the Company’s By-Laws, an incumbent Director who fails to receive a majority of votes cast “for” his or her election in an uncontested election will be required to tender his or her resignation no later than five business days from the date of the certification of the election results and, no later than 90 days from such certification, the Board will accept such resignation absent compelling reasons.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome of the election or the resignation requirement.

Proposal 2: Approval of compensation paid to NEOs

As required by the rules of the SEC, you are being asked to vote to support or not support the compensation paid or awarded to the NEOs as described pursuant to the compensation disclosure rules of the SEC, including under the CD&A and the “Executive compensation tables” sections of this proxy statement. This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs, as disclosed under the CD&A and “Executive compensation tables” sections of this proxy statement.

We urge you to review the CD&A in its entirety to assist you in understanding our compensation actions as described therein. For the reasons set forth in the CD&A, you are being asked to vote to support or not support the adoption of the following resolution:

“RESOLVED, that the Company’s shareholders APPROVE, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including under the CD&A and ‘Executive compensation tables’ sections of this proxy statement.”

The Board of Directors and the Company recommend that the shareholders vote FOR Proposal 2 to express their support for the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including under the CD&A and “Executive compensation tables” sections of this proxy statement.

Vote necessary to support NEO compensation. The shareholder vote on Proposal 2 is advisory in nature and therefore will not be binding on the Board. However, the Compensation and Governance Committee will take into account the results of the vote and discussions with individual large shareholders in considering annual NEO compensation in subsequent periods. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Proposal 3: Selection of independent auditors

Since its founding in 1986, MBIA has used PricewaterhouseCoopers LLP as its independent auditor. From 1974 to 1986, PwC served the same role for MBIA’s predecessor organization, the Municipal Bond Insurance Association. During 2020, PwC examined the accounts of the Company and its subsidiaries, reported on the effectiveness of internal controls over financial reporting and also provided tax advice and other permissible services to the Company. Upon recommendation of the Audit Committee, the Board has appointed PwC as the independent auditors of the Company for 2023, subject to shareholder approval.

We expect that one or more representatives of PwC will be available at the Annual Meeting to make a statement, if desired, and to answer questions from those shareholders present.

The Board of Directors recommends unanimously that you vote FOR Proposal 3 to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company.

Vote necessary to ratify the selection of PwC as auditors. The approval to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company requires that the votes cast by shareholders favoring approval exceed the votes cast opposing approval. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome.

Proposal 4: Express their opinion, on an advisory basis, on the frequency of future advisory votes on executive compensation

You are also being asked to vote, on an advisory basis, whether you prefer that we seek such an advisory vote on NEO compensation every one, two, or three years. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are required to hold an advisory shareholder vote to determine the frequency of the advisory shareholder vote on NEO compensation at least once every six years. The Company last held this vote in 2017.

The following proposal gives our shareholders the opportunity to vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote, similar to Proposal 2 above, to approve or not approve our NEO compensation. By voting on this proposal, shareholders may indicate whether they prefer that we seek such an advisory vote every one, two, or three years. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are required to hold at least once every six years an advisory shareholder vote to determine the frequency of the advisory shareholder vote on NEO compensation.

The Compensation and Governance Committee and Board of Directors determined that an advisory vote on NEO compensation that occurs every year is the most appropriate alternative for the Company. In reaching its determination, the Compensation and Governance Committee and the Board determined that an advisory vote every year would provide shareholders with the greatest opportunity to express their approval or disapproval of our NEO compensation.

You may cast your vote on your preferred voting frequency by selecting the option of holding an advisory vote on NEO compensation “EVERY YEAR,” as recommended by the Board of Directors, “EVERY TWO YEARS” or “EVERY THREE YEARS,” or you may “ABSTAIN.”

Other matters and shareholder proposals

The Board knows of no other business to be brought before the meeting other than what is set forth above. If other matters are introduced at the meeting, the individuals named as proxies on the enclosed proxy card are also authorized to vote upon such matters using their own discretion.

Shareholder proposals intended for inclusion in the proxy materials for the Company’s 2023 Annual Meeting of Shareholders must be received by the Company’s Secretary no later than November 23, 2022, which is 120 days prior to the anniversary of the mailing date for this proxy statement. Under the terms of the Company’s By-Laws, shareholders who wish to present an item of business at the 2023 Annual Meeting must provide notice to the Secretary of the Company at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the Annual Meeting (or if the Company does not publicly announce its Annual Meeting date 70 days in advance of such meeting date, by the close of business on the tenth day following the day on which notice of the meeting date is mailed to shareholders or publicly made).

Householding of Annual Meeting materials

The SEC permits companies to send a single copy of their annual report and proxy statement or Notice of Internet Availability of Proxy Materials to any household at which two or more shareholders reside if it appears that they are members of the same family. Each shareholder residing in the same household, however, will continue to receive a separate proxy card or voting instruction form. This procedure, referred to as “householding,” is intended to reduce the volume of duplicate information that shareholders receive and reduce mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this proxy statement and the attached Annual Report or Notice of Internet Availability of Proxy Materials will be sent to certain beneficial shareholders who share a single address, unless any shareholder residing at that address requested that multiple sets of documents be sent. If shareholders received one set of materials due to householding, they may revoke their consent for future mailings at any time and may request that a separate set of materials be sent to them by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

By Order of the Board of Directors,

Jonathan C. Harris

Secretary

MBIA INC.

1 MANHATTANVILLE ROAD

SUITE 301

PURCHASE, NY 10577

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. EDT on May 2, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MBI2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. EDT on May 2, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D67767-P66942-Z81867                                KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MBIA INC.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		For	Against	Abstain

	1a.	Diane L. Dewbrey	☐	☐	☐

	1b.	William C. Fallon	☐	☐	☐

	1c.	Steven J. Gilbert	☐	☐	☐

	1d.	Janice L. Innis-Thompson	☐	☐	☐

	1e.	Charles R. Rinehart	☐	☐	☐

	1f.	Theodore Shasta	☐	☐	☐

	1g.	Richard C. Vaughan	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain

2.	To approve, on an advisory basis, executive compensation.		☐	☐	☐

3.	To ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2023.		☐	☐	☐

The Board of Directors recommends you vote 1 Year on the following proposal:		1 Year	2 Years	3 Years	Abstain

4.	Advisory vote on the frequency of executive compensation votes.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D67768-P66942-Z81867

This proxy is solicited by the Board of Directors for use at the

Annual Meeting of MBIA Inc. on May 3, 2023.

The undersigned hereby appoints Charles R. Rinehart and Richard C. Vaughan and each of them the proxies and agents of the undersigned, each with power of substitution, to vote all shares of Common Stock of MBIA Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at www.virtualshareholdermeeting.com/MBI2023, on Wednesday, May 3, 2023, at 10:00 a.m. EDT, and at any adjournment thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all that said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the matters listed on the reverse side, as described in the MBIA Inc. Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side